Exhibit 2

                        [LOGO] NEWSTAR BUSINESS CREDIT



                          LOAN AND SECURITY AGREEMENT


                                by and between



                           HUNTLEIGH USA CORPORATION

                                 as Borrower,


                         NEWSTAR BUSINESS CREDIT, LLC,

                            as Administrative Agent


                                      and


                  THE LENDERS FROM TIME TO TIME PARTY HERETO





                           Dated as of May 25, 2011
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                                      Table of Contents

ARTICLE I     DEFINITIONS......................................................1

    Section 1.1.   Definitions.................................................1
    Section 1.2.   Interpretive Provisions....................................12

ARTICLE II    REVOLVING LOANS.................................................13

    Section 2.1.   Revolving Loans............................................13
    Section 2.2.   Request for Revolving Loans................................13
    Section 2.3.   Deemed Request for Revolving Loans.........................16
    Section 2.4.   Protective Advances........................................16
    Section 2.5.   Settlement.................................................16

ARTICLE III   INTEREST, FEES, REIMBURSEMENTS..................................17

    Section 3.1.   Interest...................................................17
    Section 3.2.   Fees.......................................................17
    Section 3.3.   Increased Cost and Reduced Return..........................18
    Section 3.4.   Illegality.................................................18
    Section 3.5.   Compensation...............................................18
    Section 3.6.   Taxes......................................................18
    Section 3.7.   Maximum Interest; Controlling Limitation...................19

ARTICLE IV    PAYMENT.........................................................20

    Section 4.1.   Interest...................................................20
    Section 4.2.   Revolving Loans............................................20
    Section 4.3.   Mandatory Payments on Termination Date.....................20
    Section 4.4.   Mandatory Prepayment in Respect of Certain Events..........21
    Section 4.5.   Reserved...................................................21
    Section 4.6.   General Payment Provisions.................................21
    Section 4.7.   Application................................................21
    Section 4.8.   Reinstatement..............................................21
    Section 4.9.   Account Stated.............................................22

ARTICLE V     COLLATERAL......................................................22

    Section 5.1.   Security Interest..........................................22
    Section 5.2.   Perfection and Protection of Administrative Agent's
                   Security  Interest.........................................22
    Section 5.3.   Collateral Proceeds Management.............................22
    Section 5.4.   Examinations; Inspections; Verifications...................23
    Section 5.5.   Appraisals.................................................23
    Section 5.6.   Right to Cure..............................................23
    Section 5.7.   Power of Attorney..........................................24
    Section 5.8.   Preservation of Administrative Agent's Rights..............24
    Section 5.9.   Letter of Credit...........................................25
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ARTICLE VI    CONDITIONS......................................................25

    Section 6.1.   Conditions Precedent to Initial Loan.......................25
    Section 6.2.   Conditions Precedent to all Loans..........................27

ARTICLE VII   REPRESENTATIONS AND WARRANTIES..................................27

    Section 7.1.   Fundamental Information....................................27
    Section 7.2.   Prior Transactions.........................................28
    Section 7.3.   Subsidiaries...............................................28
    Section 7.4.   Authorization, Validity and Enforceability.................28
    Section 7.5.   Noncontravention...........................................28
    Section 7.6.   Financial Statements and Projections.......................28
    Section 7.7.   Litigation.................................................28
    Section 7.8.   ERISA and Employee Benefit Plans...........................28
    Section 7.9.   Compliance with Laws.......................................29
    Section 7.10.  Taxes......................................................29
    Section 7.11.  Location of Collateral and Books and Records...............29
    Section 7.12.  Accounts...................................................29
    Section 7.13.  Inventory..................................................29
    Section 7.14.  Documents, Instruments, and Chattel Paper..................29
    Section 7.15.  Proprietary Rights.........................................29
    Section 7.16.  Investment Property........................................29
    Section 7.17.  Reserved...................................................29
    Section 7.18.  Material Agreements........................................30
    Section 7.19.  Bank Accounts..............................................30
    Section 7.20.  Title to Property..........................................30
    Section 7.21.  Debt.......................................................30
    Section 7.22.  Liens......................................................30
    Section 7.23.  Solvency...................................................30
    Section 7.24.  Non-Regulated Entities.....................................30
    Section 7.25.  Governmental Authorization.................................30
    Section 7.26.  Investment Banking or Finder's Fees........................30
    Section 7.27.  Full Disclosure............................................30
    Section 7.28.  Other Obligations and Restrictions.........................30
    Section 7.29.  Acts of God and Labor Disputes.............................31
    Section 7.30.  Environmental and Other Laws...............................31
    Section 7.31.  Subsidiaries...............................................31
    Section 7.32.  Security Interests.........................................31
    Section 7.33.  Continuing Representations.................................31

ARTICLE VIII  AFFIRMATIVE COVENANTS...........................................32

    Section 8.1.   Existence and Good Standing................................32
    Section 8.2.   Compliance with Agreements and Laws........................32
    Section 8.3.   Books and Records..........................................32
    Section 8.4.   Financial Reporting........................................32
    Section 8.5.   Collateral Reporting.......................................33
    Section 8.6.   Compliance Certificate.....................................34
    Section 8.7.   Notification to Administrative Agent.......................35
    Section 8.8.   Accounts...................................................35

                                      ii
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    Section 8.9.   Control of Deposit Accounts................................35
    Section 8.10.  Reserved...................................................35
    Section 8.11.  Insurance..................................................35
    Section 8.12.  Payment of Trade Liabilities, Taxes, Etc...................36
    Section 8.13.  Performance on Borrower's Behalf...........................36
    Section 8.14.  Evidence of Compliance.....................................36
    Section 8.15.  Environmental Matters; Environmental Reviews...............36
    Section 8.16.  Change of Name, Location, Jurisdiction of Incorporation
                   or Organization, or Structure; Additional Filings..........37
    Section 8.17.  Further Assurances.........................................37
    Section 8.18.  Proprietary Rights.........................................37
    Section 8.19.  Reserved...................................................37

ARTICLE IX    NEGATIVE COVENANTS..............................................37

    Section 9.1.   Fundamental Changes........................................37
    Section 9.2.   Collateral Locations.......................................37
    Section 9.3.   Use of Proceeds............................................37
    Section 9.4.   Business...................................................38
    Section 9.5.   Debt.......................................................38
    Section 9.6.   Guaranties.................................................38
    Section 9.7.   Liens......................................................38
    Section 9.8.   Disposition of Property....................................38
    Section 9.9.   Sale and Leaseback.........................................38
    Section 9.10.  Distributions; Capital Contribution; Redemption............39
    Section 9.11.  Restricted Investments.....................................39
    Section 9.12.  Reserved...................................................39
    Section 9.13.  Transactions with Affiliates...............................39
    Section 9.14.  New Subsidiaries...........................................39
    Section 9.15.  Financial Covenants........................................39
    Section 9.16.  Fiscal Year................................................40
    Section 9.17.  Impairment of Security Interest............................40
    Section 9.18.  Limitation on Credit Extensions............................40
    Section 9.19.  Prohibited Contracts.......................................40
    Section 9.20.  IRS Form 8821..............................................40

ARTICLE X     EVENT OF DEFAULT................................................41

    Section 10.1.  Event of Default...........................................41

ARTICLE XI    RIGHTS AND REMEDIES.............................................42

    Section 11.1.  Obligations................................................42
    Section 11.2.  Collateral.................................................43
    Section 11.3.  Injunctive Relief..........................................43
    Section 11.4.  Setoff.....................................................44

ARTICLE XII   TERM AND TERMINATION............................................44

    Section 12.1.  Term and Termination.......................................44

                                     iii
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ARTICLE XIII  ADMINISTRATIVE AGENT............................................44

    Section 13.1.  Appointment and Authority..................................44
    Section 13.2.  Exculpatory Provisions.....................................44
    Section 13.3.  Reliance by Administrative Agent...........................45
    Section 13.4.  Non-Reliance on Administrative Agent and other Lenders.....45
    Section 13.5.  Rights as a Lender.........................................45
    Section 13.6.  Sharing of Set-Offs and Other Payments.....................46
    Section 13.7.  Investments................................................46
    Section 13.8.  Resignation of Administrative Agent........................46
    Section 13.9.  Delegation of Duties.......................................47
    Section 13.10. Collateral Matters.........................................47
    Section 13.11. Agency for Perfection......................................48
    Section 13.12. Concerning the Collateral and Related Loan Documents.......48

ARTICLE XIV   MISCELLANEOUS...................................................48

    Section 14.1.  Waivers & Amendments.......................................48
    Section 14.2.  Severability...............................................48
    Section 14.3.  Governing Law; Venue.......................................49
    Section 14.4.  Waiver of Jury Trial.......................................49
    Section 14.5.  Fees and Expenses..........................................49
    Section 14.6.  Notices....................................................50
    Section 14.7.  Waiver of Notices..........................................50
    Section 14.8.  Non-applicability of Chapter 15 of Texas Credit Code.......51
    Section 14.9.  Binding Effect.............................................51
    Section 14.10. Indemnity of Lenders and Administrative Agent by Borrower..51
    Section 14.11. Limitation of Liability....................................51
    Section 14.12. Continuing Rights of Lenders in Respect of Obligations.....51
    Section 14.13. Assignments................................................51
    Section 14.14. Confidentiality............................................52
    Section 14.15. Acceptance and Performance.................................52
    Section 14.16. Schedules..................................................52
    Section 14.17. Counterparts...............................................52
    Section 14.18. Captions...................................................52
    Section 14.19. Partial Release of Letter of Credit........................52

                                      iv
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SCHEDULES

Schedule 1.1   -      Lenders' Commitments
Schedule 3.1   -      Commercial Tort Claims
Schedule 7.1   -      Fundamental Information
Schedule 7.3   -      Subsidiaries
Schedule 7.7   -      Litigation
Schedule 7.10  -      Taxes
Schedule 7.11  -      Location of Collateral
Schedule 7.15  -      Proprietary Rights
Schedule 7.16  -      Investment Property
Schedule 7.18  -      Material Agreements
Schedule 7.19  -      Bank Accounts
Schedule 7.20  -      Disclosures in Respect of Third Party Licenses, Etc.
Schedule 7.21  -      Debt
Schedule 7.22  -      Liens
Schedule 7.30  -      Release of Hazardous Materials

                        [LOGO] NEWSTAR BUSINESS CREDIT

                         LOAN AND SECURITY AGREEMENT

      This Loan and Security Agreement is executed and entered into as of May 25, 2011, by and among HUNTLEIGH USA CORPORATION, a Missouri corporation ("Borrower"), the lenders from time to time party hereto (together with their respective successors and permitted assigns, each individually, "Lender", and collectively, "Lenders") and NEWSTAR BUSINESS CREDIT, LLC, a Delaware limited liability company, as administrative agent (in such capacity, the "Administrative Agent").

                                   RECITALS

      Administrative Agent, Lenders and Borrower desire to enter into certain financing arrangements according to the terms and provisions as set forth hereinbelow. Therefore, for value received, the receipt and sufficiency of which is hereby acknowledged, together with the mutual benefits provided herein, Administrative Agent, Lenders and Borrower hereby agree as follows:

                                  ARTICLE I
                                 DEFINITIONS
                                 -----------

      Section  1.1.   Definitions.   The  following  definitions  shall  apply
throughout this Agreement:

      "Account" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, a right to payment of a monetary obligation, whether or not earned by performance, for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, or for services rendered or to be rendered.

      "Account Debtor" means a person obligated on an Account, Chattel Paper, or General Intangible.

      "Adjusted LIBOR Rate" means, for any Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the sum of the LIBOR Rate plus the Applicable Margin.

      "Administrative Agent" has the meaning given to such term in the preamble hereto.

      "Administrative   Agent's   Liens"  means  Liens  granted  in  favor  of
Administrative Agent, for the benefit of Lenders, pursuant to this Agreement or any of the other Loan Documents.

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5.0%) or more of the outstanding Equity Interest of such Person. For this purpose, a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

LOAN AND SECURITY AGREEMENT - Page 1
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      "Agreement"  means this Loan and Security  Agreement and all  schedules,
exhibits  and  addenda  hereto,   as  may  be  renewed,   extended,   amended,
supplemented, restated or otherwise modified from time to time.

      "Agreement Date" means the date as of which this Agreement is dated as specified in the preamble to this Agreement.

      "Applicable Law" means, as to a Person, any law (statutory or common), treaty, rule or regulation of a Governmental Authority or determination of a court or binding arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Fair Labor Standards Act of 1938, the Occupational Safety and Hazard Act of 1970, all applicable laws (including programs, permits and guidance promulgated by regulatory agencies) relating to public health or the protection or pollution of the environment, including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6991-6991i) and the Clean Water Act (33 U.S.C. ss. 1251 et seq.).

      "Applicable Margin" means, for any day with respect to a Loan, four and one-half percent (4.50%) per annum.

      "Availability" means, as of any date of determination, an amount equal to (a) the Borrowing Base less (b) the unpaid balance of Revolving Loans, in each case determined as of such day.

      "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.).

      "Borrower" means Huntleigh USA Corporation, a Missouri corporation, and its successors and permitted assigns.

      "Borrowing Base" means, as of any day of determination, an amount equal to the sum of:

            (a)   the lesser of

                  (i) the sum of

                         (A) eighty  five percent (85.0%) of the Net Amount of
                   Eligible Billed Accounts, plus

                         (B) seventy  five  percent  (75.0%) of the Net Amount
                   of Eligible Unbilled Accounts, plus

                         (C)  ninety   five   percent   (95.0%)  of  the  face
                   principal amount of the Pledged Cash Collateral, plus

                         (D) ninety  five  percent  (95.0%) of the face amount
                   available for drawing under the Letter of Credit, or

            (ii)  the Revolving Credit Limit, minus

            (b)   the   aggregate   amount   of   reserves    implemented   by
      Administrative Agent pursuant to Section 2.1, in each case determined as of such day.

LOAN AND SECURITY AGREEMENT - Page 2
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      "Borrowing Base Certificate" means a certificate of Borrower,  signed by a Responsible Officer of Borrower, setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in form, presentation and detail satisfactory to Administrative Agent in its discretion.

      "Borrowing Notice" means a request for a Revolving Loan in compliance with Section 2.2.

      "Business Day" means (a) any day that is not a Saturday, Sunday or a day on which commercial banks in Dallas, Texas are required or permitted to be closed and (b) with respect to any borrowing, payment or other dealings with respect to any Loan, any day which is a Business Day described in clause (a) preceding and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

      "Capital Expenditures" has the meaning prescribed for such term by GAAP.

      "Capital Lease" means any lease of property by Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of Borrower.

      "Change of  Control"  means any  occurrence  the result of which is that
(a) Parent shall no longer own, of record and beneficially, at least 100% of the Equity Interest and voting interest of Borrower, (b) ICTS International, N.V. shall no longer own, of record and beneficially, at least 100% of the Equity Interest and voting interest of Parent.

      "Chattel Paper" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods. "Chattel Paper" includes, without limitation, electronic chattel paper.

      "Collateral" means all property specified in Section 5.1, and all other property and interest in property of Borrower in which Borrower grants a Lien pursuant to the Loan Documents.

      "Commercial Tort Claim" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, in the case of Borrower, any tort cause of action claimed by Borrower, including those listed on Schedule 3.1.

      "Commitment" means, for each Lender, the obligation of such Lender to make Loans to Borrower in an aggregate amount not exceeding the amount set forth opposite such Lender's name on Schedule 1.1, as such amount may be modified from time to time pursuant to the terms hereof; provided that no Lender's Commitment shall ever exceed such Lender's Percentage Share.

      "Compliance  Certificate"  a  certificate  meeting the  requirements  of
Section 8.6 and otherwise in form satisfactory to Administrative Agent.

      "Control", with respect to a Deposit Account, has the meaning prescribed with respect thereto as prescribed by the UCC, evidenced by a control agreement in form and substance satisfactory to Administrative Agent, among Borrower, Administrative Agent and a commercial bank satisfactory to Administrative Agent.

      "Credit Parties" means Borrower and each of its Subsidiaries.

LOAN AND SECURITY AGREEMENT - Page 3

      "Debt" means, with respect to a Person, (a) all obligations for borrowed money of such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (d) all obligations of such Person for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), (e) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person, (f) asset securitizations and synthetic leases, (g) capitalized lease obligations, (h) all net indebtedness, liabilities and obligations under interest rate, credit, commodity, foreign exchange or similar transactions for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices, and (i) all liabilities which would under GAAP be shown on such Person's balance sheet as a liability.

      "Default" means an event, condition or occurrence that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

      "Default Rate" means with respect to the Obligations, a rate per annum equal to the sum of (i) the rate of interest applicable to such Obligations pursuant to Section 3.1 plus (ii) two percent (2.0%), provided, that the Default Rate shall be adjusted, from time to time, simultaneously with any change in the applicable rate referenced in clause (i) preceding.

      "Defaulting Lender" means any Lender that fails to make any advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

      "Defaulting Lender Rate" means the interest rate then applicable to Revolving Loans.

      "Deposit Account" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, a nonnegotiable certificate of deposit or a demand, time, savings, passbook, or similar account maintained with a bank.

      "Designated Account" means Borrower's account No. 5590083324 maintained at Bank of America, N.A..

      "Distribution" means, with respect to a Person, any dividend or other distribution, in respect of its Equity Interests, any repayment of Debt owing to a holder of Equity Interests or any payment on account of the purchase, redemption or other acquisition or retirement of its Equity Interests.

      "Document" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, or any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, and which purports to be issued by or addressed to a bailee and purporting to cover goods in the bailee's possession which are either identified or are fungible portions of an identified mass.

      "Dollars" or "$" refers to lawful money of the United States of America.

      "EBITDA" means, with respect to Borrower for any period, consolidated net earnings (or loss), minus extraordinary gains plus Interest Expense, income taxes, and depreciation and amortization for

LOAN AND SECURITY AGREEMENT - Page 4
such period, as determined in accordance with GAAP, in each case determined for Borrower for such period.

      "Eligible Account" means an Account of Borrower which is acceptable to Administrative Agent for purposes of determining the Borrowing Base and meets all criteria for inclusion in the Borrowing Base as determined and established by Administrative Agent from time to time in its discretion. Without limiting the discretion of Administrative Agent to establish other criteria of ineligibility, unless otherwise agreed by Administrative Agent, Eligible Accounts shall not include any Account: (a) which has not been fully earned by performance or which is not owned exclusively by Borrower, (b) which is not subject to a first priority and perfected security interest in favor of Administrative Agent, (c) which is (i) an Account with respect to which more than 90 days have elapsed since the date of the original invoice or (ii) an Account that has not been billed, with respect to which more than 21 days have elapsed since the date on which the services relating to such Account were performed, (d) if twenty five percent (25.0%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (c) above, (e) owed by an Account Debtor to the extent the amount owing thereon, when added to the aggregate amount owing on all Accounts owed by such Account Debtor, would exceed twenty percent (20.0%) of the aggregate amount of all Eligible Accounts owed at such time by all Account Debtors, (f) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis or a progress billing under an agreement which requires further performance by Borrower, (g) with respect to which the Account Debtor is an individual, (h) with respect to which any of the following events has occurred with respect to the Account Debtor on such
Account: the filing of any petition for relief under the Bankruptcy Code or similar insolvency laws, a general assignment for the benefit of creditors, the appointment of a receiver or trustee, application or petition for dissolution, the sale or transfer of all or any material part of the assets or the cessation of the business as a going concern, (h) owed by an Account Debtor which does not maintain its chief executive office in the United States or is not organized under the laws of the United States or any state thereof,
(i) owed by an Account Debtor which is an Affiliate of Borrower, (j) with respect to which either the perfection, enforceability, or validity of Administrative Agent's Lien in such Account, or Administrative Agent's right or ability to obtain direct payment to Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC, (k) owed by an Account Debtor to which Borrower or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment, or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor, but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim, (l) which is evidenced by a promissory note or other instrument or by chattel paper, (m) which arises out of a sale not made in the ordinary course of Borrower's business, (n) with respect to which the services giving rise to such Account have not been fully performed by Borrower, and, if applicable, accepted by the Account Debtor, or with respect to which the Account Debtor has revoked its acceptance of any such services, (o) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by Borrower to Administrative Agent with respect to such Account,
(p) with respect to which Administrative Agent believes that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay or (q) owed by an Account Debtor, to the extent the amount owing thereon exceeds the credit limit extended to such Account Debtor by Borrower. The identification of specific exclusions from eligibility herein is not exclusive or exhaustive. Administrative Agent reserves the right in its discretion to establish additional or different criteria for determining Eligible Accounts, at any time, without prior notice.

      "Eligible Billed Account" means Eligible Account that has been billed to the Account Debtor pursuant to an invoice sent by Borrower in the ordinary course of business.

LOAN AND SECURITY AGREEMENT - Page 5

      "Eligible Unbilled Account" means Eligible Account that has not yet been billed.

      "Environmental Laws" means any and all laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

      "Equipment" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, with respect to a Person, all personal property used or useable by such Person in its business.

      "Equity Interests" means, with respect to a Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such interest.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

      "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as being employed by the same employer as the employees of Borrower under IRC 414(b), (b) any trade or business subject to ERISA whose employees are treated as being employed by the same employer as the employees of Borrower under IRC 414(c), (c) solely for purposes of 302 of ERISA and 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC 414(m), or
(d) solely for purposes of 302 of ERISA and 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC 414(o).

      "ERISA Benefit Plan" means any "employee benefit plan" (as defined in 3(3) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of
Borrower is, or at any time during the immediately preceding six (6) years has been, an "employer" as defined in 3(5) of ERISA.

      "Event of Default" has the meaning prescribed by Section 10.1.

      "Fiscal Month" means a calendar month.

      "Fiscal Quarter" means one of four fiscal quarters of a Fiscal Year, each consisting of a period of three (3) consecutive Fiscal Months, with the first of such quarters beginning on the first day of a such Fiscal Year and the last of such quarters ending on the last day of such Fiscal Year.

      "Fiscal Year" means Borrower's fiscal year for financial accounting purposes, beginning on January 1 and ending on December 31 of such year.

      "Fixed Charge Coverage Ratio" means, for Borrower as of the last day of a Fiscal Quarter, the ratio of (a) the rolling twelve month EBITDA, to (b)
(i) unfinanced Capital  Expenditures,  plus (ii) taxes paid by Borrower,  plus
(iii) Distributions by Borrower to holders of its Equity Interests in an amount not exceeding the liability of each such holder for income taxes solely attributable to Borrower's net income, plus (iv) Interest Expense, plus principal payments made or required to be made on any and all long term Debt, in each case determined for such Fiscal Quarter on a rolling twelve month basis.

LOAN AND SECURITY AGREEMENT - Page 6

      "GAAP" means generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants, consistently applied, as in effect on the Agreement Date.

      "General Intangibles" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and in any event includes, without limitation, all intangible personal property of every kind and nature (other than Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Instruments, Investment Property, Letter of Credit Rights, Letters of Credit and money), including, without limitation, contract rights (including without limitation, all rights of Borrower under the Services Agreement), business records, rights and claims against carriers and shippers, customer lists, registrations, licenses, franchises, tax refund claims, rights to indemnification, warranty or guaranty contract, claims for any damages arising out of or for breach or default under or in connection with any contract, rights to exercise or enforce remedies, powers and privileges under any contract and rights and claims to any amounts payable under any contract of insurance, including without limitation, business interruption, property, casualty, key employee life or any other insurance.

      "Governmental Authority" means any federal, state or local government, any subdivision thereof, and any agency, entity, instrumentality or authority owned or controlled thereby.

      "Guaranty" means, with respect to a Person, an obligation of, or agreement by, such Person which directly or indirectly guarantees or assures, or in effect guarantees or assures, the payment, performance or collection of any obligations of another Person or assures or in effect assures the holder thereof against loss in respect thereof.

      "Guarantor" means Parent, and any other person executing a Guaranty in favor of Administrative Agent.

      "Hazardous   Materials"   means  any  substances   regulated  under  any
Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

      "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, obligations, liabilities, losses, damages and consequential damages, penalties, fines, costs, fees, expenses, Lender Expenses and disbursements (including without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against, or incurred or paid by, an Indemnified Person at any time and from time to time, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral, the Loan Documents (including enforcement of Administrative Agent's or Lenders' rights thereunder or defense of Administrative Agent's or Lenders' actions thereunder), any Default or Event of Default or any acts or omissions taken by such Indemnified Person in connection with this Agreement or administration of the Loan Documents.

      "Indemnified Persons" collectively means Administrative Agent, Swing Lender, each Lender and their Affiliates, Equity Interest owners, officers, directors, members, managers, employees, agents and representatives.

      "Instrument" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or

LOAN AND SECURITY AGREEMENT - Page 7
lease, and is of a type that in the ordinary course of business is transferred by delivery with any necessary indorsement or assignment.

      "Intangible Assets" means assets that are treated as intangible pursuant to GAAP, including, without limitation: (a) obligations owing by officers, directors, members, managers, employees, subsidiaries, Affiliates or any Person in which any such officer, director, member, manager, employee, subsidiary, or Affiliate owns any interest and (b) any asset which is intangible or lacks intrinsic or marketable value or collectibility, including, without limitation, goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises, organization or research and development costs.

      "Interest Expense" means, for a Person for a period, total interest expense for such Person for such period, as determined in accordance with GAAP.

      "Interest Period" means with respect to any Loan, (i) with respect to the first Interest Period, the period commencing on the date of the initial funding of such Loan to the last day of the calendar month immediately following such date, and (ii) with respect to any subsequent Interest Period, the immediately preceding calendar month, and, on the date of repayment of the Loans in full, the Interest Period shall extend to the date of repayment.

      "Inventory" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, with respect to a Person, goods (including goods in-transit) that (a) are held or to be held by such Person for sale or lease or to be furnished under a contract of service, (b) are leased or to be leased by such Person as lessor or (c) consist of raw materials, work in process, finished goods or materials used or consumed in such Person's business.

      "Investment" means any investment made, directly or indirectly in a Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, guarantee, advance, capital contribution or otherwise and whether made in cash by the transfer of Property or otherwise.

      "Investment Property" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, a security (whether certificated or uncertificated) security entitlement, securities account, commodity contract, or commodity account.

      "IRC" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

      "Lender" and "Lenders" have the respective meanings set forth in the preamble hereto and shall include the Swing Lender and any other Person made a party to this Agreement in accordance with the provisions of Section 14.13.

      "Lender Expenses" has the meaning prescribed by Section 14.5.

      "Lender  Parties"  means  Administrative  Agent,  Swing  Lender and each
Lender.

      "Letter of Credit" means a clean, irrevocable standby letter of credit issued by a commercial bank acceptable to Agent, to and for the benefit of Agent, in the face amount of $775,000, providing for a term of not less than one year, renewable annually, the sole condition for drawing under which is presentation of a site draft accompanied by a written statement purportedly signed by an officer of Agent, stating

LOAN AND SECURITY AGREEMENT - Page 8
that: "This presentation is made pursuant to the certain Loan and Security Agreement among Huntleigh USA Corporation, the beneficiary and the lenders party thereto."

      "Letter of Credit Rights" has the meaning prescribed for such term as defined by the UCC, which definition is incorporated herein by reference, and includes, without limitation, a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

      "LIBOR Rate" means the greater of (i) the rate per annum published on each Business Day in the "Money Rates" table of The Wall Street Journal (or such other presentation within The Wall Street Journal as may be adopted hereafter for such information) as the one-month LIBOR rate, and (ii) 1.75%; provided, that, if on or prior to the first day of any Interest Period for any Loan, the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, then the LIBOR Rate shall be a rate per annum determined by the Administrative Agent in its sole discretion.

      "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, collateral assignment, charge, claim, or lien arising from a security agreement, mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, conditional sale, trust receipt, lease, consignment or bailment for security purposes or similar agreement, or any contingent or other agreement to provide any of the foregoing.

      "Loan" means any loan or advance made by Lenders to Borrower under this Agreement and includes Swing Loans made by Swing Lender, and "Loans" means, collectively, all such loans and advances.

      "Loan Documents" means this Agreement, each Guaranty, the Parent Pledge Agreement, each Subordination Agreement, all documentation establishing Administrative Agent's Lien and Control in the Pledged Cash Collateral, the Letter of Credit, all deposit account control agreements, and any other documents or agreements executed in connection with any of the foregoing, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral or any other aspect of the transactions contemplated by this Agreement, and in each case including any and all renewals, extensions, modifications or amendments of any of the foregoing.

      "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

      "Material Adverse Effect" means a materially adverse change in, or effect on, the business, assets, operations, prospects or condition, financial or otherwise, of Borrower, or a material impairment of the ability of Borrower or any Guarantor to perform any obligations under the Loan Documents or a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

      "Maturity Date" means May 25, 2013.

      "Maximum Rate" means the greater of (a) the "monthly ceiling" as referred to and in effect from time to time under the provisions of 303.004 of the Texas Finance Code, or (b) the maximum rate of interest permitted from day to day by any other applicable state or federal law.

LOAN AND SECURITY AGREEMENT - Page 9

      "Net Amount" means, with respect to Eligible Accounts at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

      "Net Income" means, with respect to a Person for any period, net income, after income tax, if any, payable for such period, determined for such Person in accordance with GAAP.

      "Obligations" means all obligations and indebtedness now or hereafter owing by Borrower under this Agreement or otherwise arising in connection with this Agreement or any of the other Loan Documents, including, without limitation, all loan repayment obligations, accrued interest obligations, indemnity obligations and all obligations for payment or reimbursement for fees, costs and expenses as provided by this Agreement or any of the other
Loan Documents, whether direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, including indebtedness and obligations, if any, which may be assigned to or acquired by any Lender Party, and any and all renewals and extensions of the foregoing or of any part thereof.

      "Parent" means ICTS USA, Inc., a New York corporation, and its successors.

      "Parent  Pledge  Agreement"  means  a  pledge  and  security   agreement
executed  by  Parent  and   Administrative   Agent,   in  form  and  substance
satisfactory to Administrative Agent, pursuant to which Parent grants to Administrative Agent a continuing pledge, security interest and collateral assignment in 100% of all Equity Interests and voting interests of Borrower.

      "Percentage Share" means, with respect to any Lender, (a) unless otherwise specifically set forth therein, when used in Sections 2.1, 2.2 or 3.2, in any request for Loans pursuant to Section 2.2, or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on Schedule 1.1 and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time.

      "Permitted Liens" means (a) Administrative Agent's Liens, (b) Liens for unpaid taxes that are not delinquent, (c) Liens, if any, described in
Schedule 7.22, (d) Liens which constitute purchase money Liens and secure Debt permitted under clause (d) of Section 9.5, but only to the extent such Liens attach only to the property acquired by the incurrence of such purchase money secured Debt, (e) the interests of lessors under operating leases, (f) statutory Liens in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens are for sums not delinquent or (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance.

      "Person" means any individual,  corporation,  joint venture,  general or
limited  partnership,   trust,  unincorporated  organization  or  Governmental
Authority.

      "Pledged Cash Collateral" means available cash, on deposit in a certificate of deposit or a separate Deposit Account, in the principal amount not less than $3,500,000, issued or maintained by a commercial bank acceptable to Administrative Agent, in which Agent has a first priority perfected security interest and has established Control, as security for the Obligations, pursuant to written documentation in form and substance satisfactory to Administrative Agent.

      "Proprietary Rights" means inventions, designs, blueprints, plans, specifications, licenses, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks,

LOAN AND SECURITY AGREEMENT - Page 10
service marks, trade names, trade styles, patent, trademark and service mark applications, trade secrets, good will and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions and continuations of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

      "Protective Advances" has the meaning set forth in Section 2.4.

      "Required Lenders" means (a) Administrative Agent and (b) Lenders whose aggregate Percentage Shares equal or exceed fifty-one percent (51%), provided however, at any time there are two (2) or more Lenders, Required Lenders must include at least (2) Lenders.

      "Responsible Officer" means the chief executive officer or president of Borrower and, in addition, with respect to a Borrowing Base Certificate or a Compliance Certificate, the chief financial officer or treasurer of Borrower.

      "Restricted Investment" means, with respect to Borrower, any Investment other than (a) the purchase of Inventory in the ordinary course of business,
(b) acquisitions (not otherwise prohibited by this Agreement) of Equipment for use in the ordinary course of business, (c) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America, that mature within one year from the date of acquisition thereof, certificates of deposit maturing within one year from the date of acquisition, issued by a commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000 and (d) travel and similar advances to employees made in the ordinary course of business.

      "Revolving Credit Limit" means $9,000,000.

      "Revolving Loans" has the meaning set forth in Section 2.1.

      "Services Agreement" has the meaning set forth in Section 6.1(f).

      "Settlement" has the meaning set forth in Section 2.5(b)

      "Settlement Date" has the meaning set forth in Section 2.5(b).

      "Shareholder's Equity" means, as of any date,  stockholder's or member's
equity  as  determined  in  accordance   with  GAAP  or,  in  the  case  of  a
partnership, a partner's partnership interest.

      "Solvent" means, when used with respect to a Person at the time of determination:

            (a)   the  assets  of such  Person,  at a fair  valuation,  are in
      excess  of  the  total  amount  of  its  debts   (including   contingent
      liabilities); and

            (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

            (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

            (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

LOAN AND SECURITY AGREEMENT - Page 11

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Subordinated Debt" means Debt that is subordinated to the Obligations pursuant to a Subordination Agreement.

      "Subordination Agreement" means, with respect to a Person, a subordination agreement among Administrative Agent, Borrower and such Person, pursuant to which all obligations and indebtedness now or hereafter owing by Borrower to such Person are subordinated to the Obligations in right of payment and claim, in form and substance satisfactory to Administrative Agent, including, without limitation, subordination and postponement of payments to such Person and limitation on the exercise of remedies by such Person.

      "Subsidiary" means, with respect to a Person, any other Person of which more than ten percent (10%) of the voting Equity Interests is owned or controlled directly or indirectly by such Person or one or more of its Subsidiaries, or a combination thereof.

      "Swing Lender" means NewStar Business Credit, LLC or any other Lender that, at the request of Borrower and with the consent of the Administrative Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

      "Swing Loan" has the meaning specified therefor in Section 2.2(b) hereof.

       "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of a Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Lender's net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender is organized or maintains a lending office.

      "Termination Date" means the earlier of (a) the Maturity Date or (b) the day on which the Obligations of Lender to make Loans hereunder have been terminated pursuant to Section 12.1 or the Obligations first become due and payable in full.

      "Total Facility" means an amount equal to the Revolving Credit Limit.

      "UCC" means the Uniform Commercial Code in effect in the State of Texas, as amended from time to time.

      Section 1.2. Interpretive Provisions. Unless expressly provided otherwise, any term which is defined by the UCC, wherever used in this
Agreement, shall have the same meaning as is prescribed by the UCC. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context indicates otherwise, references to "Section," "Subsection," "clause" "Schedule" and "Exhibit" are references to this Agreement. The term "documents" (if not capitalized as a defined term) includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." Unless the context requires otherwise, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including." The term, "discretion," when used in reference to a Person,

LOAN AND SECURITY AGREEMENT - Page 12
means the sole and absolute discretion of such Person, honestly determined by such Person under the circumstances. Unless otherwise expressly provided herein, references to agreements (including this Agreement) and other contractual documents shall be deemed to include all subsequent amendments, restatements and other modifications thereto, and references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and the other Loan Documents are the result of negotiations among the parties, have been reviewed by counsel to each party and are the products of all parties, and in consideration thereof, it is agreed that they shall not be construed against either party solely because of such party's involvement in their preparation. Unless otherwise specified, any reference to time shall be deemed to mean Central Standard Time or Central Daylight Time, as applicable, as in effect in Dallas County, Texas.

                                  ARTICLE II
                               REVOLVING LOANS
                               ---------------

      Section 2.1. Revolving Loans. Subject to the terms and provisions of this Agreement, Lenders agree to make Revolving Loans to Borrower from time to time during the period from the date of this Agreement to the Termination Date in an amount not exceeding such Lender's Percentage Share. The aggregate unpaid principal amount of Revolving Loans outstanding, as of any time of determination, shall not at any time exceed the lesser of (a) the Borrowing Base or (b) the Revolving Credit Limit, in each case as of such time of determination. Borrower may borrow and repay Revolving Loans from time to time, subject to the terms of this Agreement. Administrative Agent shall have the continuing right to establish and maintain any additional reserves for purposes of calculating the Borrowing Base in such amounts and at such times and with respect to such matters and for such purposes as Administrative Agent deems appropriate, without prior notice to Borrower, including reserves with respect to collection performance, slow moving or obsolete Inventory, contingencies, amounts Borrower is or may be required to pay (such as taxes, freight and shipping charges, insurance premiums, amounts owing to landlords, warehousemen, carriers, mechanics, materialmen, laborers or suppliers, or ad valorem, excise, sales, or other taxes) or any other matter in Administrative Agent's discretion. Any such reserves are solely for purposes of calculating the Borrowing Base and do not constitute or represent cash funds.

      Section 2.2. Request for Revolving Loans.

            (a) Borrower shall request each Revolving Loan by delivering to Administrative Agent a written notice, signed by a Responsible Officer of Borrower, in form satisfactory to Administrative Agent, accompanied by a Borrowing Base Certificate complying with Section 8.5 and reflecting sufficient Availability. Unless otherwise agreed by Administrative Agent, each request for a Revolving Loan shall be irrevocable and, in order to be effective, must be received by Administrative Agent prior to 10:00 a.m. two
(2) Business Days prior to the requested funding date, specifying (i) the amount of the requested Revolving Loan, and (ii) the requested funding date, which shall be a Business Day.

            (b) Making of Swing Loans. In the case of a request for a Revolving Loan and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus the amount of Collections or payments applied to Swing Loans since the last Settlement Date, plus the amount of the requested Revolving Loans does not exceed $9,000,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make Revolving Loans in the amount of such borrowing (any such advance made solely by Swing Lender pursuant to this Section 2.2(b) being referred to as a "Swing Loan" and such advances being referred to collectively as "Swing Loans") on the
requested  funding  date  applicable   thereto  by  transferring

LOAN AND SECURITY AGREEMENT - Page 13
immediately available funds to the Designated Account; provided, however, upon the request from Borrower, the Swing Lender may advance a Swing Loan to the Borrower on the same day as the request therefor is made so long as such request is received by Swing Lender prior to 10:00 a.m. Each Swing Loan shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other advances of Revolving Loans, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.2(c)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender reasonably believes that (i) one or more of the applicable conditions precedent set forth herein will not be satisfied on the requested funding date, or (ii) the requested borrowing would exceed the Availability on such funding date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth herein have been satisfied on the funding date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by the Administrative Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans.

            (c)   Making of Loans:

                  (i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a borrowing pursuant to Section 2.2(a), and in any event not later than 1:00 p.m. on the Business Day such borrowing request was received by Administrative Agent, Administrative Agent shall notify Lenders, by telecopy, telephone, or other similar form of transmission, of the requested borrowing. Each Lender shall make the amount of such Lender's Percentage Share of the requested borrowing available to Administrative Agent in immediately available funds, to an account designated by Administrative Agent, not later than 10:00 a.m. on the funding date applicable thereto. After Administrative Agent's receipt of the proceeds thereof, Administrative Agent shall make the proceeds thereof available to Borrower on the applicable funding date by transferring immediately available funds equal to such proceeds received by Administrative Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.2(c)(ii), Administrative Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any advance if (1) one or more of the applicable conditions precedent set forth in
            Article VI will not be satisfied on the requested funding date for the applicable borrowing unless such condition has been waived, or
            (2) the requested borrowing would exceed the Availability on such funding date.

                  (ii) Unless Administrative Agent receives notice from a Lender prior to 9:00 a.m. on the date of a borrowing, that such Lender will not make available as and when required hereunder to Administrative Agent for the account of Borrower the amount of that Lender's Percentage Share of the borrowing, Administrative Agent may assume that each Lender has made or will make such amount available to Administrative Agent in immediately available funds on the respective funding date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If any Lender shall not have made its full amount available to Administrative Agent in immediately available funds and if Administrative Agent in such circumstances has made available to
            Borrower such amount, that Lender shall on the Business Day following such funding date make such amount available to Administrative Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Administrative Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to

LOAN AND SECURITY AGREEMENT - Page 14

            Administrative Agent shall constitute such Lender's advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Administrative Agent on the Business Day following the funding date, Administrative Agent will notify Borrower of such failure to fund and, to the extent Administrative Agent made such amount available to Borrower as provided by the first sentence of this Section 2.2(c)(ii), upon demand by Administrative Agent, Borrower shall pay such amount to Administrative Agent for Administrative Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such borrowing. The failure of any Lender to make any advance on any funding date shall not relieve any other Lender of any obligation hereunder to make an advance on such funding date, but no Lender shall be responsible for the failure of any other Lender to make the advance to be made by such other Lender on any funding date.

                  (iii)   Administrative  Agent  shall  not  be  obligated  to
            transfer to a Defaulting Lender any payments made by Borrower to Administrative Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Administrative Agent shall transfer any such payments to each other non-Defaulting Lender Party ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's advance was funded by the other Lender Parties) or, if so directed by Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender's advance was not funded by the Lender Parties), retain same to be re-advanced to Borrower as if such Defaulting Lender had made advances to Borrower. Subject to the foregoing, Administrative Agent may hold and, in its permitted discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Administrative Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Administrative Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Percentage Share of the applicable advance and pays to Administrative Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Administrative Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Administrative Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Administrative Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder.

            (d)  Unless   otherwise   requested  by  Borrower  and  agreed  by
Administrative Agent, the proceeds of the Revolving Loan, when funded, shall be disbursed by Administrative Agent to the Designated Account.

LOAN AND SECURITY AGREEMENT - Page 15

      Section 2.3. Deemed Request for Revolving Loans. Borrower irrevocably authorizes the Administrative Agent, on behalf of each Lender, at its election and without necessity for request by Borrower, to make a Revolving Loan to Borrower in an amount equal to any amount chargeable to or required to be paid by Borrower pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses, and apply the proceeds thereof in payment of such Obligations. Any such Revolving Loans shall be secured by the Collateral and shall be included in the Obligations.

      Section 2.4. Protective Advances. Administrative Agent is authorized to request, from time to time in its discretion (but without any obligation to do so), that Lenders make Revolving Loans to Borrower which Administrative Agent deems necessary or appropriate to preserve or protect the Collateral, or any portion thereof. All such Revolving Loans shall be secured by the Collateral and shall be included in the Obligations.

      Section 2.5. Settlement.

            (a) It is agreed that each Lender's funded portion of the advances is intended by the Lenders to equal, at all times, such Lender's Percentage Share of the outstanding advances. Such agreement notwithstanding, Administrative Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans and the Swing Loans shall take place on a periodic basis in accordance with the following provisions:

            (b) Administrative Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Administrative Agent on behalf of Swing Lender, with respect to the outstanding Swing Loans, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding advances and Swing Loans for the period since the prior Settlement Date. Subject to the terms and conditions contained herein: (y) if a Lender's balance of the advances (including Swing Loans) exceeds such Lender's Percentage Share of the Advances (including Swing Loans) as of a Settlement Date, then Administrative Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a deposit account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Percentage Share of the advances (including Swing Loans), and (z) if a Lender's balance of the advances (including Swing Loans) is less than such Lender's Percentage Share of the advances (including Swing Loans) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to the account designated by the Administrative Agent, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Percentage Share of the Advances (including Swing Loans). Such amounts made available to Administrative Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans and, together with the portion of such Swing Loans representing Swing Lender's Percentage Share thereof, shall constitute advances of such Lenders. If any such amount is not made available to Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

            (c) In determining whether a Lender's balance of the advances and Swing Loans is less than, equal to, or greater than such Lender's Percentage Share as of a Settlement Date,

LOAN AND SECURITY AGREEMENT - Page 16

Administrative Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Administrative Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral.

            (d) Between Settlement Dates, Administrative Agent, to the extent Swing Loans are outstanding, may pay over to Administrative Agent or Swing Lender, as applicable, any collections or payments received by Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Swing Loans.

                                 ARTICLE III
                        INTEREST, FEES, REIMBURSEMENTS
                        ------------------------------

      Section 3.1. Interest.

            (a)   Except  as  otherwise   provided  herein,   all  outstanding
Obligations shall bear interest at a per annum rate equal to the lesser of (1) the Adjusted LIBOR Rate and (2) the Maximum Rate.

            (b) At any time when any Default or Event of Default has occurred and is continuing, upon written notice by Administrative Agent to Borrower, effective as of any date on or after the occurrence of such Default or Event of Default and continuing for so long as any such Default or Event of Default is continuing, as may be specified in such notice, all Obligations shall bear interest at a rate per annum equal to the Default Rate applicable thereto.

            (c) Subject to Section 3.7, interest shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365 day year).

      Section 3.2. Fees. Subject to the terms of this Agreement:

            (a) Commitment Fee. Borrower agrees to pay to the Administrative Agent for the account of each Lender on the Agreement Date, a commitment fee, which amount shall be earned and payable on the Agreement Date in an amount equal to one percent (1.0%) multiplied by each such Lender's Percentage Share of the Total Facility.

            (b) Unused Line Fee. Borrower agrees to pay to Administrative Agent for the account of each Lender an unused line fee determined on a daily basis, payable on the first day of each month and on the Termination Date, in an amount equal to one half percent (0.50%) per annum multiplied by such Lender's Percentage Share of the amount by which the Revolving Credit Limit exceeded the sum of the average daily outstanding amount of Revolving Loans during the immediately preceding calendar month, or shorter period if calculated on the Termination Date. Such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments on the Loans received by Administrative Agent shall be deemed to be credited to the Revolving Loans immediately upon receipt for purposes of calculating the amount payable pursuant to this Section 3.2(b).

            (c) Collateral Monitoring Fee. Borrower shall pay to Administrative Agent, for the account of Administrative Agent, a monthly collateral monitoring fee in the amount of $2,000 for each calendar month, or portion thereof, during the term of this Agreement. The collateral monitoring fee for each calendar month shall be due and payable in arrears on the first day of each calendar month and on the Termination Date, and shall be prorated for any partial calendar month.

LOAN AND SECURITY AGREEMENT - Page 17

            (d) Success Fee. Borrower agrees to pay to the Administrative Agent a success fee, which amount shall be earned on the Agreement Date, in an amount equal to $300,000. Such fee shall be payable (i) in equal monthly payments of $12,500 each beginning on the first day of each calendar month beginning June, 2011 and continuing through the calendar month preceding the Termination Date and (ii) one final payment in the aggregate unpaid amount thereof, which shall be due on the Termination Date.

All amounts contracted for, paid or received pursuant to this Section 3.2 are expressly subject to
Section 3.7.

      Section 3.3. Increased Cost and Reduced Return. If, after the date hereof, the adoption or change of any Applicable Law, or the interpretation or administration thereof by any Governmental Authority or compliance by Administrative Agent or Lenders with any directive of any such Governmental Authority shall (i) subject Lenders to any tax, duty or other charge with respect to any Loan or Lenders' obligation to make Loans, or change the basis of taxation of any amounts payable to Administrative Agent or Lenders under this Agreement in respect of any Loans (other than taxes imposed on the overall net income of Administrative Agent or Lenders), (ii) impose or modify any reserve, special deposit, assessment or similar requirement relating to any assets, liabilities or commitments of Administrative Agent or Lenders or
(iii) impose on Administrative Agent or Lenders any condition affecting this Agreement or any extensions of credit or commitments hereunder, and the result of any of the foregoing is to increase the cost to Lenders of making or maintaining, any Loans or to reduce any amount received or receivable by Lenders under this Agreement with respect to any Loans, then Borrower shall pay to Administrative Agent and/or Lenders on demand such amount or amounts as will compensate Administrative Agent and/or Lenders for such increased cost or reduction.

      Section 3.4. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for Lenders, Swing Lender or their applicable lending office to make, maintain or fund Loans hereunder, then Administrative Agent shall promptly notify Borrower thereof and Lenders' and Swing Lender's obligation to make Loans, shall be suspended until such time as Lenders and Swing Lender may again make, maintain and fund Loans.

      Section 3.5. Compensation. Upon the request of Administrative Agent, Borrower shall pay to Administrative Agent, for the account of each Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Administrative Agent) to compensate Lenders for any loss, cost, or expense incurred by it as a result of any payment, or prepayment of a Loan for any reason (including acceleration of the Loans pursuant to Section 11.1) on a date other than the last day of the Interest Period for such Loan or any failure by Borrower for any reason (including Lenders' refusal of a request for a Loan by reason of the failure of a condition precedent required by this Agreement) to borrow or prepay a Loan on the date designated for such borrowing or prepayment specified in the relevant Borrowing Notice under this Agreement.

      Section 3.6. Taxes.

            (a) Any and all payments by Borrower to Administrative Agent and Lenders hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any and all present or future taxes, duties, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Administrative Agent or each Lender's income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Administrative Agent or Lenders (or their applicable lending office) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in

LOAN AND SECURITY AGREEMENT - Page 18
respect of any sum payable under this Agreement or any other Loan Document to Administrative Agent or Lenders, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this ) Administrative Agent or Lenders, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, and
(iv) Borrower shall furnish to Administrative Agent and Lenders the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

            (c) Borrower agrees to indemnify, defend and hold harmless Administrative Agent and Lenders for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this ) paid by Administrative Agent or Lenders and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

            (d) Within five days after the date of any payment of Taxes or Other Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

            (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Agreement shall survive the termination of the Commitments and the payment in full of the Loans.

      Section 3.7. Maximum Interest; Controlling Limitation.

            (a) If the rate of interest on the Obligations, absent the limitations set forth in this Section 3.7, would have exceeded the Maximum Rate, then the actual rate of interest shall be the Maximum Rate, and, if in the future, the interest rate would otherwise be less than the Maximum Rate, then the interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.7, have been paid or accrued if the interest rate otherwise provided by this Agreement had at all times been in effect, then Borrower shall, to the extent permitted by Applicable Law, pay to Administrative Agent an amount equal to the (a) the lesser of (i) the amount of interest which would have been paid or accrued if the Maximum Rate had, at all times, been in effect and (ii) the amount of interest which would have been paid or accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect, less (b) the amount of interest actually paid or accrued under this Agreement.

            (b) Administrative Agent, Lenders and Borrower each acknowledges, agrees, and declares that it is its intention to expressly comply with all Applicable Law in respect of limitations on the amount or rate of interest that can legally be contracted for, charged or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provisions of the Loan

LOAN AND SECURITY AGREEMENT - Page 19

Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any Applicable Law) under the Loan Documents paid by Borrower, received by Administrative Agent, Lenders or Swing Lender agreed to be paid by Borrower, or requested or demanded to be paid by Administrative Agent, Lenders or the Swing Lender, exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section 3.7. In the event any such interest is paid to Administrative Agent, Lenders or the Swing Lender by Borrower in an amount or at a rate which would exceed the Maximum Rate, Administrative Agent, Lenders or the Swing Lender, then, notwithstanding any entry on Administrative Agent, Lenders' or the Swing Lender's books otherwise, such excess shall conclusively be deemed to be automatically applied to any unpaid amount of the Obligations other than interest, in inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be refunded to Borrower. All interest paid, or agreed to be paid, by Borrower, or taken, reserved, or received by Administrative Agent, Lenders or the Swing Lender shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Loan Documents, or in any other related documents executed pursuant hereto, neither Administrative Agent, Lenders nor the Swing Lender shall ever be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Loan Documents would result in a rate of interest under the Loan Documents in excess of the Maximum Rate and, in the event Administrative Agent, Lenders or the Swing Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of Borrower that otherwise would, together with all other interest under the Loan Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations other than interest and, if the principal balance thereof is paid in full, any remaining excess shall forthwith be refunded to Borrower. Borrower, Administrative Agent, Lenders and the Swing Lender shall, to the maximum extent permitted under any Applicable Law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (ii) exclude prepayments, acceleration, and the effect thereof. Nothing in any Loan Document shall be construed or so operate as to require or obligate Borrower to pay any interest, fees, costs, or charges greater than is permitted by any Applicable Law. Subject to the foregoing, Borrower hereby agrees that the actual effective rate of interest from time to time existing under the Loan Documents, including all amounts agreed to by Borrower pursuant to and in accordance with the Loan Documents which may be deemed to be interest under any Applicable Law, shall be deemed to be a rate which is agreed to and stipulated by Borrower and Lenders in accordance with Applicable Law.

                                  ARTICLE IV
                                   PAYMENT
                                   -------

      Section 4.1. Interest. Accrued interest on the Loans shall be due and payable in arrears on the last day of each Interest Period and on the Termination Date.

      Section 4.2. Revolving Loans. Borrower may prepay Revolving Loans at any time, provided, that with respect to any Loans prepaid prior to the expiration date of the Interest Period applicable thereto, Borrower shall concurrently pay to Administrative Agent, for the account of Lenders, the amounts required by Section 3.5. Borrower promises to pay to Administrative Agent, for the account of Lenders, on demand, the amount, if any, at any time, by which the unpaid balance of the Revolving Loans exceeds the Availability at such time.

      Section 4.3. Mandatory Payments on Termination Date. All Obligations are due and payable in full on the Termination Date. On the Termination Date:

LOAN AND SECURITY AGREEMENT - Page 20

            (a) Borrower shall pay to Administrative Agent, for the account of Swing Lender, in full the outstanding principal balance of the Swing Loans plus all unpaid accrued interest thereon;

            (b) Borrower shall pay to Administrative Agent, for the account of each Lender, in full the outstanding principal balance of the Revolving Loans plus all unpaid accrued interest thereon;

            (c) Borrower shall pay to Administrative Agent, for the account of each Lender, all amounts, if any, required by Section 3.5 with respect to any Loans paid prior to the expiration date of the Interest Period applicable thereto; and

            (d) Borrower shall pay all unpaid costs and expenses and all other Obligations payable under the Loan Documents.

      Section 4.4. Mandatory Prepayment in Respect of Certain Events. All proceeds or other cash payments received by Borrower in respect of a Distribution to Borrower or in respect of the sale, lease or other disposition by Borrower of any asset, other than the sale of Inventory in the ordinary course of business, shall be promptly paid to Administrative Agent, for the account of Lenders, for application to the Obligations in such manner as the Administrative Agent may determine in its discretion.

      Section 4.5. Reserved.

      Section 4.6. General Payment Provisions. All payments to be made by Borrower under the Loan Documents shall be made without set-off, recoupment, or counterclaim. Except as otherwise expressly provided herein, all payments by Borrower shall be made in Dollars and in immediately available funds to Administrative Agent, for the account of Lenders, at its address set forth in
Section 14.6, no later than 2:00 p.m. on the date specified herein. Any payment received by Administrative Agent later than 2:00 p.m. shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. Whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

      Section 4.7. Application. All payments not relating to amounts due on Loans or specific fees, and all proceeds of Accounts or other Collateral received and applied by Administrative Agent pursuant to Section 5.3, shall be applied, subject to the provisions of this Agreement, first, to pay to Administrative Agent and/or Lenders any Lender Expenses then due; second, to interest due and payable in respect of any outstanding Swing Loans; third, to interest due and payable in respect of the remaining Obligations; fourth, to pay or prepay principal of the Loans (including the Swing Loans), in such manner and order as Administrative Agent determines in its discretion; and fifth, to the payment of any other Obligations, in such manner and order as Administrative Agent determines in its discretion. Administrative Agent shall have the continuing right to apply and reverse and reapply any application, subject to the terms of this Agreement.

      Section 4.8. Reinstatement. If after receipt and application of any payment or proceeds any such application is invalidated, set aside, determined to be void or voidable for any reason, then the Obligations or part thereof intended to be satisfied by such application shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by Administrative Agent and the Borrower shall be liable to pay to Administrative Agent, for the account of Lenders, and Borrower hereby does indemnify Lenders and Administrative Agent and defend and hold Lenders and Administrative Agent harmless in, an amount equal to the amount of such application. The provisions of this Section 4.8 shall survive the termination of this Agreement.

LOAN AND SECURITY AGREEMENT - Page 21

      Section  4.9.  Account  Stated.  Administrative  Agent  will  provide to
Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on Borrower and an account stated, subject to reversals and reapplications made as provided in Section 4.8 and corrections of errors discovered by Administrative Agent, unless Borrower notifies Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed.

                                  ARTICLE V
                                  COLLATERAL
                                  ----------

      Section 5.1. Security Interest. As security for the payment and performance of the Obligations, Borrower hereby grants to Administrative Agent, for the benefit of the Lender Parties, a continuing security interest, lien and collateral assignment in all of Borrower's right, title and interest in and to all of the following, in each case both now owned and hereafter acquired: all Accounts, Inventory, Equipment, General Intangibles, Chattel Paper, Letter of Credit Rights, Proprietary Rights, Instruments, Documents and documents of title, Investment Property, Deposit Accounts, the Pledged Cash Collateral, Commercial Tort Claims, money, cash, cash equivalents, securities and other personal property of any kind at any time held directly or indirectly by Borrower or any affiliate of Borrower, all books and records, whether in tangible or intangible form, all other assets, if any, and all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing. Administrative Agent's Liens shall continue in full force and effect in all Collateral until all Obligations have been indefeasibly and fully paid and all commitments of the Lenders under this Agreement have been terminated.

      Section 5.2. Perfection and Protection of Administrative Agent's Security Interest. Administrative Agent's Liens at all times shall be and remain first, prior and senior to any other interests in the Collateral, except as may be expressly agreed otherwise by Administrative Agent in writing. Borrower shall take all action requested by Administrative Agent at any time to perfect, maintain, protect and enforce Administrative Agent's Liens and to ensure that Administrative Agent's Liens at all times are first, prior and senior to any other interests in the Collateral, except as may be expressly agreed otherwise by Administrative Agent in writing. Without limiting the foregoing, unless Administrative Agent agrees otherwise in writing, Borrower will deliver to Administrative Agent the originals of all Instruments, Documents and Chattel Paper, duly endorsed or assigned to Administrative Agent without restriction, and all certificates of title covering any portion of the Collateral for which certificates of title have been issued, together with executed applications for corrected certificates of title and other such documentation as may be requested by Administrative Agent. If at any time any Collateral is located on any leased premises not owned by Borrower, then Borrower shall, at the request of Administrative Agent, obtain written landlord lien waivers or subordinations with respect to such Collateral, in form and substance satisfactory to Administrative Agent. If any Collateral is at any time in the possession or control of any warehouseman, bailee, processor or any other Person other than Borrower, then Borrower shall notify Administrative Agent thereof and shall, at the request of Administrative Agent, notify such Person (in form and substance satisfactory to Administrative Agent) of Administrative Agent's Liens in such Collateral and instruct such Person to hold all such Collateral for the benefit of Administrative Agent subject to Administrative Agent's instructions.

      Section 5.3. Collateral Proceeds Management. All collections and proceeds of Collateral shall be subject to an express trust for the benefit of Administrative Agent, for the benefit of the Lender Parties, and shall be delivered to Administrative Agent for application to the Obligations as follows:

            (a) Borrower shall establish a lock-box service for collections of Accounts at Bank of America, N.A., or other financial institution acceptable to Administrative Agent, and subject to a

LOAN AND SECURITY AGREEMENT - Page 22
collection account agreement by such bank, establishing Control in favor of Administrative Agent and providing, among other things, that (i) all items of payment received in such lock-box are received by such bank for the Lender Parties, (ii) such bank has no rights of setoff or recoupment or any other claim against such items (other than for payment of its service fees and other charges directly related to the administration of such lock-box), and (iii) such bank will immediately deposit all such collections to an account of Administrative Agent, for the benefit of the Lender Parties. Borrower shall instruct all Account Debtors in writing to cause, and otherwise take reasonable steps to cause, all payments to be delivered directly to the address established for such lock-box service.

            (b) Borrower will not use, dispose, withhold or otherwise exercise dominion over any proceeds of Collateral. If Borrower at any time receives any proceeds of Collateral, it shall receive such proceeds as Administrative Agent's trustee and shall immediately deliver such proceeds to Administrative Agent, for the benefit of the Lenders, in their original form duly endorsed in blank or to the order of Administrative Agent.

            (c)   All payments  received by  Administrative  Agent pursuant to
Section 5.3(a) or Section 5.3(b) shall be credited to the Obligations (conditional upon final collection) after allowing two (2) Business Days for collection, provided, that such payments shall be deemed to be credited to the Obligations immediately upon receipt for purposes of determining Availability and calculating the unused line fee pursuant to Section 3.2(b).

      Section 5.4. Examinations; Inspections; Verifications. Administrative Agent shall have the right at any time without hindrance or delay to conduct field examinations to inspect the Collateral and to inspect, audit and copy Borrower's books and records relating to the Collateral or Borrower's business. Administrative Agent is authorized to discuss Borrower's affairs with any Person, including without limitation employees of Borrower, as Administrative Agent may deem necessary in relation to the Collateral, Borrower's business or financial condition or Administrative Agent's or Lenders' rights under the Loan Documents. Borrower agrees to pay Administrative Agent's customary fees and disbursements relating to such field examinations and the preparation of reports thereof (provided, that for so long as no Default or Event of Default has occurred, Borrower's obligation to pay such fees and disbursements is limited to not more than once per Fiscal Quarter). Administrative Agent shall have full access to all records available to Borrower from any credit reporting service, bureau or similar service and shall have the right to examine and make copies of any such records. Administrative Agent may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to Administrative Agent as provided herein. If requested by Administrative Agent, Borrower will deliver to Administrative Agent any authorization or consent necessary for Administrative Agent to obtain records from any such service.

      Section 5.5. Appraisals. At any time when a Default or Event of Default exists, and also at such other times not more frequently than once per Fiscal Quarter as Administrative Agent requests, Borrower shall, at its expense, provide Administrative Agent with appraisals, or updates of appraisals, of any Collateral, prepared by an appraiser acceptable to Administrative Agent and on a basis satisfactory to the Administrative Agent.

      Section 5.6. Right to Cure. Administrative Agent may pay any amount or do any act required of Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Collateral or Administrative Agent's Liens, and which Borrower fails to pay or do, including payment of any judgment lien, insurance premium, charge, landlord's or bailee's claim on or with respect to the Collateral. All payments that Administrative Agent makes under this Section 5.6 and all costs, fees and expenses that Administrative Agent pays or incurs in connection therewith shall be paid or reimbursed to Administrative Agent on demand. Any action taken by Administrative Agent under this

LOAN AND SECURITY AGREEMENT - Page 23

Section 5.6 shall not waive any Default or Event of Default or any rights of Administrative Agent or Lenders with respect thereto.

      Section 5.7. Power of Attorney. Borrower hereby irrevocably appoints Administrative Agent as Borrower's agent and attorney-in-fact to take any action necessary to preserve and protect the Collateral and Administrative Agent's interests under the Loan Documents or to sign and file any document necessary to perfect Administrative Agent's Liens. Without limiting the foregoing:

            (a) Administrative Agent shall have the right at any time to take any of the following actions, in its own name or in the name of Borrower, whether or not an Event of Default is in existence: (i) make written or verbal requests for verification of the validity, amount or any other matter relating to any Collateral from any Person, (ii) endorse Borrower's name on checks, instruments or other evidences of payment on Collateral, (iii) sign and file, in Borrower's name or in Administrative Agent's name as secured party, any proof of claim or other document in any bankruptcy proceedings of any Account Debtor or obligor on Collateral, (iv) access, copy or utilize any information related to the Collateral, recorded or contained in any computer or data processing equipment or system maintained by Borrower in respect of the Collateral and (v) open mail addressed to Borrower and take possession of checks or other proceeds of Collateral for application in accordance with this Agreement.

            (b) Administrative Agent shall have the right at any time to take any of the following actions, in its own name or in the name of Borrower, at any time when any Event of Default is in existence: (i) notify any or all Persons which Administrative Agent believes may be Account Debtors or obligors on Collateral to make payment directly to Administrative Agent, for the benefit of the Lenders, for the account of Borrower, (ii) redirect the deposit and disposition of collections and proceeds of Collateral; provided, that such proceeds shall be applied to the Obligations as provided by this Agreement,
(iii) settle, adjust, compromise or discharge Accounts or extend time of payment upon such terms as Administrative Agent may determine, (iv) notify post office authorities, in the name of Borrower or in the name of Administrative Agent, as secured party, to change the address for delivery of Borrower's mail to an address designated by Administrative Agent, (v) sign Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral and (vi) clear Inventory through customs in Borrower's name, in Administrative Agent's name as secured party or in the name of Administrative Agent's designee, and to sign and deliver to customs officials powers of attorney in Borrower's name for such purpose.

The powers granted under this Section 5.7 are coupled with an interest and are irrevocable until all Obligations have been indefeasibly paid in full and all commitments of Lenders under this Agreement have been terminated. Costs, fees and expenses incurred by Administrative Agent in connection with any of such actions by Administrative Agent, including attorneys' fees and out-of-pocket expenses, shall be reimbursed to Administrative Agent on demand.

      Section 5.8. Preservation of Administrative Agent's Rights. To the extent allowed by law, neither Administrative Agent, Lenders, their Affiliates nor any of their officers, directors, members, managers, employees or agents shall be liable or responsible in any way for the safekeeping of any Collateral or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto or any diminution in the value thereof, or for any act by any other Person. In the case of any instruments and chattel paper included within the Collateral, Administrative Agent shall have no duty or obligation to preserve rights against prior parties. The Obligations shall not be affected by any failure of Administrative Agent or Lenders to take any steps to perfect its security interests or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Borrower from any of the Obligations.

LOAN AND SECURITY AGREEMENT - Page 24

      Section 5.9. Letter of Credit. As additional credit support for the Obligations, Borrower agrees to cause the Letter of Credit to be issued and delivered to Agent on the Agreement Date.

                                  ARTICLE VI
                                  CONDITIONS
                                  ----------

      Section 6.1. Conditions Precedent to Initial Loan. The obligation of Lenders to make the initial extension of credit under this Agreement is subject to the fulfillment, to Administrative Agent's satisfaction, of each of the following conditions precedent:

            (a)   Administrative   Agent  shall  have  received  each  of  the
following,  in each case in form and substance  satisfactory to Administrative
Agent:

                  (i) A copy of the organizational documents of Borrower and all amendments thereto, accompanied by the certificate of the appropriate Governmental Authority of Borrower's jurisdiction of organization bearing a current date acceptable to Administrative Agent, to the effect that such copy is correct and complete and that Borrower is duly organized and validly existing in such jurisdiction;

                  (ii) Certification by the appropriate Governmental Authority, bearing a current date acceptable to Administrative Agent, to the effect that Borrower is in good standing and qualified to transact business in Borrower's jurisdiction of organization and in each other jurisdiction where Borrower transacts business;

                  (iii) a copy of the bylaws or similar governing document of Borrower and all amendments thereto, (B) certification of the name, signature and incumbency of all officers of Borrower who are authorized to execute any Loan Document or request Loans on behalf of Borrower and (C) a copy of authorizing resolutions approving this Agreement and the other Loan Documents to be executed and delivered by Borrower, authorizing the transactions contemplated thereby, and authorizing and directing a named officer or officers of Borrower to sign and deliver all Loan Documents to be executed by Borrower, duly adopted by Borrower's board of directors or similar governing body of Borrower, all accompanied by a certificate from a Responsible Officer of Borrower dated as of the Agreement Date to the effect that each such item is true and complete and in full force and effect as of the Agreement Date;

                  (iv)   This Agreement, duly executed by Borrower;

                  (v)    Evidence  of   insurance  in   compliance   with  the
            requirements of this Agreement;

                  (vi) All third-party waivers, subordinations and consents as may be required by Administrative Agent with respect to any Collateral located on premises not owned by Borrower;

                  (vii) A Subordination Agreement with respect to any Debt proposed by Borrower as Subordinated Debt and a copy of the instrument evidencing any such debt;

                  (viii) A Guaranty of payment of the Obligations, executed by
            Parent;

                  (ix)   The Parent Pledge Agreement;

LOAN AND SECURITY AGREEMENT - Page 25

                  (x) If requested by Administrative Agent, a security agreement in respect of Proprietary Rights;

                  (xi) Evidence satisfactory to Administrative Agent that Availability, after giving effect to the initial Revolving Loans, paying all fees and Lender Expenses required to be paid by this Agreement (and with all taxes paid and trade indebtedness reduced to within 30 days of terms), will be in an amount equal to or greater than $1,000,000;

                  (xii) UCC-3 termination statements, partial releases or such other releases as may be required by Administrative Agent with respect to the Collateral;

                  (xiii) Copies of Borrower's unaudited financial statements for the Fiscal Year ending December 31, 2010;

                  (xiv) Copies of Borrower's unaudited financial statements for the period ending March 31, 2011;

                  (xv) Financial statements of each Guarantor, certified by it as being true, correct and complete;

                  (xvi)   An opinion  of  counsel  for   Borrower   and   each
            Guarantor, respectively, in form and substance satisfactory to Administrative Agent;

                  (xvii) A request for Revolving Loan and Borrowing Base Certificate as required by Section 8.5(a) duly executed by a Responsible Officer;

                  (xviii) the Letter of Credit;

                  (xix) A copy of IRS Form 8821, listing Administrative Agent as "Appointee" and otherwise completed in a manner satisfactory to Administrative Agent, signed by Borrower and filed with the appropriate office of the Internal Revenue Service; and

                  (xx) A closing certificate, certifying to the satisfaction of conditions precedent specified by this Section 6.1, duly executed by a Responsible Officer;

            (b) Borrower shall have established cash proceeds management and Control of all Deposit Accounts in which proceeds of Accounts will be deposited, pursuant to Section 5.3, and confirmed that Borrower's reporting systems are acceptable to Administrative Agent;

            (c) Administrative Agent shall have filed all financing statements as required to perfect Administrative Agent's Liens in all Collateral with respect to which perfection can be achieved by filing a financing statement, and shall have received evidence or other confirmation of such filing, satisfactory to Administrative Agent;

            (d) Administrative Agent shall have Control of the Pledged Cash Collateral;

            (e)   Administrative   Agent  shall  have  received   satisfactory
reference checks with respect to Borrower's senior management;

            (f) (i) Borrower shall have established arrangements with G2 Secure Staff, LLC, or a wholly owned Subsidiary thereof, providing for the outsourcing of Borrower's general and administrative functions, pursuant to a written agreement in form and substance satisfactory to Administrative Agent

LOAN AND SECURITY AGREEMENT - Page 26

(the "Services Agreement"), a copy of which shall have been delivered to Administrative Agent and (ii) Agent shall have established arrangements for the provision of services to Agent, as secured party, in connection with the Services Agreement, pursuant to a written agreement in form and substance satisfactory to Administrative Agent;

            (g)   Administrative  Agent shall have completed  confirmation  of
Borrower's   Accounts,   and  the  results  of  such  confirmation   shall  be
satisfactory to Administrative Agent;

            (h)   Borrower shall have paid all Lender Expenses; and

            (i)   All  legal  and  business  matters  in  connection  with the
transaction   contemplated   by  this  Agreement   shall  be  satisfactory  to
Administrative Agent.

      Section 6.2. Conditions Precedent to all Loans. In addition to the conditions precedent specified by Section 6.1, the obligation of Lender to make any Loan shall be subject to the following conditions precedent:

            (a) All representations and warranties in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan, as though such representations and warranties are made on and as of such date (except to the extent any such representations and warranties relate solely to an earlier date);

            (b) No Default or Event of Default shall have occurred and be continuing on the date of such Loan, and no Default or Event of Default will occur after giving effect to such Loan;

            (c) The funding of such Loan shall not be prohibited by any Applicable Law;

            (d) Borrower shall have satisfied all applicable requirements for requesting such Loan; and

            (e) Administrative Agent shall be satisfied in its discretion that no Material Adverse Effect shall have occurred or will occur after giving effect to such Loan.

Any request for a Loan pending at a time when any condition precedent specified by Section 6.1 or Section 6.2 is not satisfied may be declined by Administrative Agent without prior notice.

                                 ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

      In order to induce the Lender Parties to enter into this Agreement and make Loans, Borrower makes each of the following representations and warranties to the Lender Parties as being true, complete and correct in all material respects.

      Section 7.1. Fundamental Information. Schedule 7.1 sets forth, for each of Borrower and its Subsidiaries and other Affiliates, respectively (a) its legal name, (b) its federal tax identification number, (c) its jurisdiction of organization, (d) its address of its chief executive office, (e) jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, (f) the relationship to Borrower of each of such Subsidiaries and other Affiliates, and (g) a true and complete listing of each class of Borrower's and each such Subsidiary's and Affiliate's Equity Interests, all of which are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Person identified therein. Borrower is a registered organization, as defined by the UCC, duly organized and validly existing and in good standing under the laws of its jurisdiction of organization, and

LOAN AND SECURITY AGREEMENT - Page 27
is qualified to do business and is in good standing as a foreign organization in each jurisdiction in which qualification is necessary in order for it to own or lease its property and conduct its business and has all requisite power and authority to conduct its business and to own its property.

      Section 7.2. Prior Transactions.  Borrower has not, during the past five
(5) years, (a) changed its name or used any fictitious name, (b) been a party to any merger or organizational change or (c) acquired any of its property outside of the ordinary course of business.

      Section 7.3. Subsidiaries. Borrower has no Subsidiaries except as shown in Schedule 7.3.

      Section 7.4. Authorization, Validity and Enforceability. Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant the Administrative Agent's Liens. Borrower has taken all necessary action to properly authorize its execution, delivery and performance of the Loan Documents to which it is a party. This Agreement and the other Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms.

      Section 7.5. Noncontravention. Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation of or breach or default under (a) Borrower's organizational documents, (b) any agreement or instrument to which Borrower is a party or which is otherwise binding upon Borrower or (c) any Applicable Law applicable to Borrower or any of its Subsidiaries.

      Section 7.6. Financial Statements and Projections. Borrower has delivered to Administrative Agent its unaudited balance sheet and related statements of income, retained earnings, cash flows and changes in stockholders' equity for Borrower and its consolidated Subsidiaries as of December 31, 2010 and for the Fiscal Year then ended. Borrower has also delivered to Administrative Agent the unaudited balance sheet and related statements of income and cash flows for Borrower and its consolidated Subsidiaries as of April 30, 2011. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the specified periods. No Material Adverse Effect has occurred since the dates of such financial statements, respectively.

      Section 7.7. Litigation. Except as set forth on Schedule 7.7, there is no pending or, to the best of Borrower's knowledge, threatened, action, suit, proceeding or claim by any Person, or to the best of Borrower's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could cause a Material Adverse Effect.

      Section 7.8. ERISA and Employee Benefit Plans. Except for those that could not cause a Material Adverse Effect, (x) each ERISA Benefit Plan is in compliance with applicable provisions of ERISA, the IRC and other Applicable Law and (y) there are no existing or pending (or to the knowledge of Borrower, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigations involving any ERISA Benefit Plan to which Borrower incurs or otherwise has or could have a material obligation or any material liability. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. No "accumulated funding deficiency" (as defined in Section 412(a) of the IRC) exists with respect to any ERISA Benefit Plan, whether or not waived by the Secretary of the Treasury or his delegate, and the current value of each ERISA Benefit

LOAN AND SECURITY AGREEMENT - Page 28

Plan's benefits does not exceed the current value of such ERISA Benefit Plan's assets available for the payment of such benefits.

      Section 7.9. Compliance with Laws. Each of Borrower and its Subsidiaries each are in compliance, in all material respects, with Applicable Law.

      Section 7.10. Taxes. Except as disclosed in Schedule 7.10, Borrower and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless any such unpaid taxes, assessments fees or other charges would constitute a Permitted Lien.

      Section  7.11.  Location of Collateral  and Books and Records.  Schedule
7.11 is a complete list of the location of the Collateral and of Borrower's books and records. Borrower is the owner of each location, except as identified in Schedule 7.11. If any such location is not owned by Borrower,
Schedule 7.11 includes the name and mailing address of the owner thereof.

      Section 7.12. Accounts. Each Account represents a bona fide sale or lease and delivery of goods by Borrower, or rendition of services by Borrower in the ordinary course of Borrower's business. Each Account is for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor and in the schedule of Accounts delivered to Administrative Agent, without any offset, deduction, defense or counterclaim except those known to Borrower and disclosed to Administrative Agent in writing. No payment has been received, and no credit, discount or extension or agreement has been granted, on any Account except as reported to Administrative Agent in writing. Each copy of an invoice delivered to Administrative Agent by Borrower is a genuine copy of the original invoice sent to the Account Debtor named therein. All goods described in any invoice representing a sale of goods have been delivered to the Account Debtor named therein and all services of Borrower described in each invoice representing services have been performed.

      Section 7.13. Inventory. No negotiable documents have been issued in respect of any Inventory.

      Section 7.14. Documents, Instruments, and Chattel Paper. All Documents, Instruments and Chattel Paper, and all signatures and endorsements thereon, are complete, valid and genuine.

      Section 7.15. Proprietary Rights. Schedule 7.15 sets forth a correct and complete list of all Proprietary Rights owned by Borrower. None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.15. To Borrower's knowledge, none of such Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with such Proprietary Rights. The Proprietary Rights described on Schedule
7.15 and all other Propriety Rights in which Borrower has an interest constitute all of the property necessary to the current and anticipated future conduct of Borrower's business.

      Section 7.16. Investment Property. Schedule 7.16 sets forth a correct and complete list of all Investment Property owned by Borrower. Borrower is the legal and beneficial owner of such Investment Property and has not sold, granted any option with respect to, assigned or transferred, or otherwise disposed of any of its rights or interest therein.

      Section 7.17. Reserved.

LOAN AND SECURITY AGREEMENT - Page 29

      Section 7.18. Material Agreements. Schedule 7.18 sets forth all material agreements to which Borrower or any of its Subsidiaries is a party or is otherwise bound.

      Section 7.19. Bank Accounts. Schedule 7.19 contains a complete list of all Deposit Accounts, securities accounts and commodity accounts maintained by Borrower.

      Section 7.20. Title to Property. Borrower has good, valid, marketable and exclusive title to all of its property, free of all Liens except Permitted Liens. Except as disclosed on Schedule 7.20, Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and Borrower is not in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property. Administrative Agent's Liens are not subject or junior to any other Lien.

      Section 7.21. Debt. After giving effect to the making of the initial Loans, Borrower and its Subsidiaries have no Debt except (a) the Obligations,
(b) Debt described on Schedule 7.21 and (c) trade payables and other contractual obligations arising in the ordinary course of business.

      Section 7.22. Liens. There are no Liens on any property of Borrower other than Liens, if any, described on Schedule 7.22.

      Section 7.23. Solvency. Borrower is Solvent prior to and after giving effect to the making of the initial Loans and all subsequent Loans.

      Section 7.24. Non-Regulated Entities. Neither Borrower nor any Affiliate of Borrower is an "Investment Company" within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

      Section 7.25. Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower or any of its Subsidiaries of this Agreement or any other Loan Document.

      Section 7.26. Investment Banking or Finder's Fees. Neither Borrower nor any of its Subsidiaries has agreed to pay or is otherwise obligated to pay or reimburse any Person with respect to any investment banking or similar or related fee, underwriter's fee, finder's fee or broker's fee in connection with this Agreement, except as has been disclosed to Administrative Agent prior to the Agreement Date.

      Section 7.27. Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents and none of the statements contained in any Schedule or any report, statement or certificate furnished to
Administrative Agent by or on behalf of Borrower in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      Section 7.28. Other Obligations and Restrictions. Borrower does not have any outstanding liabilities of any kind (including contingent obligations, tax assessments, or long-term commitments) of a

LOAN AND SECURITY AGREEMENT - Page 30
nature and type required to be set forth as a liability on a balance sheet in accordance with GAAP which are, in the aggregate, material to Borrower or material with respect to Borrower's consolidated financial condition that are not reflected on the financial statements delivered pursuant to Section 8.4 or in the notes thereto or that were not incurred since March 31, 2011 in the ordinary course of business. Borrower is not subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Effect.

      Section 7.29. Acts of God and Labor Disputes. Neither the business nor the properties of Borrower has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Effect.

      Section 7.30. Environmental and Other Laws. (a) Except as individually or in the aggregate could not result in a Material Adverse Effect, Borrower is conducting its business in material compliance with all Applicable Laws, including Environmental Laws, and is in compliance with all licenses and permits required under any such laws; (b) to the knowledge of Borrower, none of the operations or properties of Borrower is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials, except as set forth on Schedule 7.30; (c) Borrower has not (and to the knowledge of Borrower, no other Person has) filed any notice under any Applicable Law indicating that Borrower is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of Borrower; (d) Borrower has not transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Borrower for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) Borrower has no known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

      Section 7.31. Subsidiaries. None of Borrower's Subsidiaries own any material assets.

      Section 7.32. Security Interests.

            (a) Administrative Agent, for the benefit of the Lenders, has a valid and perfected first priority security interest in the Collateral, subject only to Permitted Liens, and

            (b) no further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect Administrative Agent's security interest in the Collateral except (i) for continuation statements described in UCC ss.9.515(d), (ii) for filings required to be filed in the event of a change in the name, identity, or structure of such Credit Party, or (iii) in the event any financing statement filed by Administrative Agent, for the benefit of the Lenders, relating hereto otherwise becomes inaccurate or incomplete.

      Section 7.33. Continuing Representations. Each request for a Loan, and acceptance by Borrower of the proceeds of any Loan, shall constitute a representation and warranty by Borrower, as of

LOAN AND SECURITY AGREEMENT - Page 31
the date of each such request and acceptance, and after giving effect thereto that all such representations and warranties in this Agreement are true, complete and correct in all material respects, as of each such date, as though separately made and stated on and as of each such date (except to the extent that any such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true, complete and correct in all material respects as of such earlier date). All representations and warranties under this Agreement shall survive the execution and delivery of this Agreement.

                                 ARTICLE VIII
                            AFFIRMATIVE COVENANTS
                            ---------------------

      Until termination of this Agreement and the indefeasible payment and performance in full of the Obligations, Borrower agrees as follows:

      Section 8.1. Existence and Good Standing. Borrower and its Subsidiaries each shall maintain its existence and its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a Material Adverse Effect.

      Section 8.2. Compliance with Agreements and Laws. Borrower will perform all obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, except where failure to do so could not have a Material Adverse Effect. Borrower will conduct its business and affairs in compliance with all Applicable Laws applicable thereto, except where the failure to do so would not have a Material Adverse Effect. Borrower will cause all licenses and permits necessary for the conduct of its business and the ownership and operation of its property used and property reasonably expected to be used in the conduct of its business to be at all times maintained in good standing and in full force and effect, except where failure to do so could not have a Material Adverse Effect.

      Section 8.3. Books and Records. Borrower shall maintain at all times correct and complete books and records in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited financial statements required to be delivered pursuant to Section 8.4.

      Section 8.4. Financial Reporting. Borrower shall promptly furnish to Administrative Agent all such financial information with respect to Parent, Borrower and its Subsidiaries as Administrative Agent may reasonably request. Without limiting the foregoing, Borrower will furnish to Administrative Agent the following:

            (a) (i) on or before June 3, 2011, with respect to December 31, 2010 and (ii) as soon as available, but in any event not later than one hundred twenty (120) days after the end of each Fiscal Year thereafter, consolidated audited and consolidating audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for each of (A) Parent and (B) Borrower and its Subsidiaries, for such Fiscal Year, and the accompanying notes thereto, prepared in accordance with GAAP, in reasonable detail and fairly presenting the financial position and results of operations of Parent, and Borrower and its consolidated Subsidiaries, respectively, as of the date thereof and for the Fiscal Year then ended. Such statements shall be
examined  in  accordance  with  generally   accepted  auditing   standards  by
independent certified public accountants selected by Parent and Borrower, as applicable, and reasonably satisfactory to Administrative Agent, whose report thereon shall not be qualified in any respect. Borrower hereby authorizes
Administrative Agent to communicate directly with its certified public accountants and, by this provision, authorizes such accountants to disclose to Administrative Agent any and all financial statements and other supporting financial documents and

LOAN AND SECURITY AGREEMENT - Page 32
schedules relating to Borrower and to discuss directly with Administrative Agent the finances and affairs of Borrower.

            (b)   As soon as available, but in any event not later than thirty
(30) days after the end of each Fiscal Month, consolidated and consolidating unaudited balance sheets of (i) Parent and (ii) Borrower and its consolidated Subsidiaries, as of the end of such Fiscal Month, and consolidated and consolidating unaudited statements of income and expense and cash flow for Parent, and Borrower and its consolidated Subsidiaries, respectively, for such Fiscal Month and for the period from the beginning of the Fiscal Year to the end of such Fiscal Month, all in reasonable detail, fairly presenting the financial position and results of operations of Parent, and Borrower and its consolidated Subsidiaries, respectively, as of the date thereof and for such Fiscal Months, and prepared in accordance with GAAP applied consistently with the audited financial statements required by Section 8.4(a). Borrower shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the financial position of Parent and Borrower, respectively, as of the dates thereof and its results of operations for the Fiscal Months then ended.

            (c) No sooner than sixty (60) days and not less than thirty (30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of income and expenses and statements of cash flow) for Borrower and its Subsidiaries as of the end of and for each Fiscal Month of such Fiscal Year.

            (d) As soon as available, but in any event not later than fifteen (15) days after Borrower's receipt thereof, a copy of all management reports and management letters prepared for Parent or Borrower by any independent certified public accountants of Parent or Borrower.

            (e) Promptly after filing, a copy of each tax return filed by Borrower and each Guarantor.

            (f) Such additional information as Administrative Agent may from time to time reasonably request regarding the financial and business affairs of Borrower or any of its Subsidiaries.

      Section 8.5. Collateral Reporting. Borrower shall timely provide the following to Administrative Agent:

            (a) At least once during each calendar week, at the time of each request for a Revolving Loan and at any other time requested by Administrative Agent, a Borrowing Base Certificate including (i) a detailed calculation of the Borrowing Base; (ii) a certification of Eligible Accounts, and (ii) all supporting documents and information (including, without limitation, sales journals, credit memos, cash receipts journals, reconciliation of changes from the most recent certificate delivered to Administrative Agent);

            (b) Monthly, not later than the fifteenth (15th)] day of each Fiscal Month:

                  (i) a schedule of Accounts and a schedule of payments on Accounts, as of the last day of the preceding Fiscal Month;

                  (ii) a reconciliation to the Borrowing Base as calculated in the most recent Borrowing Base Certificate delivered to Administrative Agent, in the form prescribed by Administrative Agent;

LOAN AND SECURITY AGREEMENT - Page 33

                  (iii) an aging of Borrower's  Accounts as of the last day of the preceding Fiscal Month, showing (A)(i) Accounts aged 30 days or less from date of invoice, (ii) Accounts aged over 30 days, but less than 61 days, from date of invoice, (iii) Accounts aged over 60 days, but less than 91 days, from date of invoice, (iv) Accounts aged over 90 days, but less than 120 days, from date of invoice, and (v) Accounts aged 120 days or more from date of invoice and (B) a listing of the name and complete address of each Account Debtor and such other information as Administrative Agent may request and (C) a reconciliation to the previous calendar month's aging of Borrower's Accounts and to Borrower's general ledger;

            (iv) an aging of Borrower's accounts payable as of the last day of the preceding Fiscal Month;

            (v) upon request, copies of invoices in connection with the Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrower's Accounts and for Inventory and Equipment acquired by the Borrower, purchase orders and invoices; and

            (vi) at Administrative Agent's request, copies of invoices and supporting delivery or service records, copies of credit memos or other advices of credit or reductions against amounts previously billed, shipping and delivery documents, purchase orders and such other copies or reports in respect of any Collateral as Administrative Agent may request from time to time.

Each Borrowing Base Certificate, schedule, reconciliation, aging, copy or report delivered to Administrative Agent shall bear a signed statement by a Responsible Officer of Borrower certifying the accuracy and completeness of all information included therein. The execution and delivery of a Borrowing Base Certificate shall in each instance constitute a representation and warranty by Borrower to Administrative Agent and Lenders that no Account included therein is excluded from inclusion in the Borrowing Base by clauses
(a) through (q) of the definition of "Eligible Accounts." In the event any request for a Revolving Loan, or a Borrowing Base Certificate or other information required by this Section 8.5 is delivered to Administrative Agent by Borrower electronically or otherwise without signature, such request, or such Borrowing Base Certificate or other information shall, upon such delivery, be deemed to be signed and certified on behalf of Borrower by a Responsible Officer and constitute a representation to Administrative Agent and Lenders as to the authenticity thereof. Administrative Agent shall have the right to review and adjust any such calculation of the Borrowing Base to reflect exclusions from Eligible Accounts, reserves pursuant to Section 2.1, declines in value of Collateral or such other matters as are necessary to determine the Borrowing Base. Administrative Agent shall have the continuing right to establish and adjust reserves in determining or re-determining the Borrowing Base, pursuant to Section 2.1.

      Section 8.6. Compliance Certificate. With each of the financial statements delivered pursuant to Section 8.4(a) and Section 8.4(b), respectively, Borrower shall deliver to Administrative Agent a certificate signed by a Responsible Officer (i) setting forth in reasonable detail the calculations required to establish that Borrower was in compliance with the covenants set forth in Section 9.15 during the period covered in such financial statements and as of the end thereof and (ii) stating that, except as explained in reasonable detail in such certificate (A) all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that are solely effective as of a particular date, which shall be correct and complete in all material respects as of such particular date, (B) on the

LOAN AND SECURITY AGREEMENT - Page 34
date of such certificate, Borrower is in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such financial statements and (E) Borrower does not reasonably expect that any Default or Event of Default will occur. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists or is reasonably expected to occur, such certificate shall set forth what action Borrower has taken or proposes to take with respect thereto.

      Section 8.7. Notification to Administrative Agent. Borrower shall notify Administrative Agent in writing immediately (a) after becoming aware of any Default or Event of Default, or if Borrower reasonably expects that any Default or Event of Default will occur, (b) after becoming aware of any event or circumstance, including without limitation any pending or threatened action, suit or claim by any Person, any pending or threatened investigation by a Governmental Authority or any violation of any Applicable Law, that would be treated as a contingent liability of Borrower under GAAP and is in an amount in excess of $100,000 or which could have or cause a Material Adverse Effect, (c) immediately if its board of directors or other governing board or committee authorizes the filing by Borrower of a petition in bankruptcy, (d) the acceleration of the maturity of any Debt owed by Borrower or of any default by Borrower under any indenture, mortgage, agreement, contract or other instrument to which Borrower is a party or by which any of its properties is bound and is in an amount in excess of $100,000, and (e) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against Borrower or with respect to Borrower's properties. Each notice given shall describe the subject matter thereof in reasonable detail and specify the action that Borrower or any of its Subsidiaries, as applicable, has taken or proposes to take with respect thereto.

      Section 8.8. Accounts. If Borrower becomes aware of any matter adversely affecting the collectibility of any Account involving an amount greater than $100,000 including information regarding the Account Debtor's creditworthiness, Borrower will promptly so advise Administrative Agent. Borrower will promptly notify Administrative Agent of all disputes and claims in excess of $100,000 with respect to any Account Debtor. No discount, credit or allowance shall be granted to any such Account Debtor without Administrative Agent's prior written consent. On request by Administrative Agent, Borrower shall deliver to Administrative Agent a copy of each credit memorandum issued by Borrower.

      Section 8.9. Control of Deposit Accounts. Except as provided by Section 6.1(b) and Section 6.1(d), not later than 90 days after the Agreement Date, Borrower shall cause Administrative Agent to have Control of all of its Deposit Accounts other than any Deposit Account utilized solely for funding payroll and related withholding taxes.

      Section 8.10 Reserved.

      Section 8.11. Insurance. Borrower shall keep and maintain adequate insurance with respect to its business and all Collateral, written by insurers acceptable to Administrative Agent. Such insurance shall be with respect to loss, damages, and liability of amounts acceptable to Administrative Agent and shall include, at a minimum, business interruption, workers compensation, general premises liability, fire, theft, casualty and all risk. Borrower will make timely payment of all premiums required to maintain such insurance in force. Borrower shall cause Administrative Agent to be an additional insured and loss payee under all policies of insurance covering any of the Collateral, to the extent of Administrative Agent's interest, in form satisfactory to Administrative Agent. All insurance proceeds paid to Administrative Agent shall be applied in reduction of the Obligations unless otherwise agreed by

LOAN AND SECURITY AGREEMENT - Page 35

Administrative Agent. Borrower shall deliver copies of each insurance policy to Administrative Agent upon request.

      Section 8.12.  Payment of Trade  Liabilities,  Taxes, Etc. Borrower will
(a) timely file all required tax returns including any extensions; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property before the same become delinquent; (c) within ninety (90) days past the original invoice billing date after same becomes due, pay all material liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other material liabilities now or hereafter owed by it, other than royalty payments suspended in the ordinary course of business; and
(e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Borrower may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings, if necessary, and has set aside on its books adequate reserves therefore if required by GAAP.

      Section 8.13. Performance on Borrower's Behalf. If Borrower fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, payment may be made by Administrative Agent as a Protective Advance. Borrower shall immediately reimburse Administrative Agent for any such payments and each amount paid by Administrative Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Administrative Agent.

      Section 8.14. Evidence of Compliance. Borrower will furnish to Administrative Agent at Borrower's expense all evidence which Administrative Agent may from time to time reasonably request in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

      Section 8.15. Environmental Matters; Environmental Reviews.

            (a) Borrower and each of its Subsidiaries will comply in all material respects with all Environmental Laws now or hereafter applicable to such Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect, except for those which if not obtained could not have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries will do anything or permit anything to be done which will subject any of its properties to any remedial obligations under, or result in noncompliance with applicable permits and licenses issued under, any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances.

            (b) Borrower will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower or any of its Subsidiaries, or of which Borrower otherwise has notice, pending or threatened against any such Person by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with such Person's ownership or use of its properties or the operation of its business.

            (c) Borrower will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection

LOAN AND SECURITY AGREEMENT - Page 36
with Borrower's or its Subsidiaries' ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

      Section 8.16. Change of Name, Location, Jurisdiction of Incorporation or Organization, or Structure; Additional Filings. Borrower recognizes that financing statements pertaining to the Collateral have been filed where Borrower is incorporated. Without limitation of any other covenant herein, Borrower will not cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to a jurisdiction other than as expressly provided herein with respect to (i) the location of any Collateral, (ii) the location of any records concerning any Collateral, (iii) the location of Borrower's chief executive office or principal place of business or (iv) the jurisdiction of incorporation or organization of Borrower, unless Borrower shall have first notified Administrative Agent of such change at least forty-five (45) days prior to the effective date of such change, taken all action requested by Administrative Agent for the purpose of further confirming and protecting Administrative Agent's security interests and rights under the Loan Documents and the perfection and priority thereof, and if requested by Administrative Agent, provided to Administrative Agent a legal opinion to its satisfaction in respect of the perfection or priority thereof and such other matters as Administrative Agent may require. In any notice furnished pursuant to this subsection, Borrower will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Administrative Agent's security interest in the Collateral.

      Section 8.17. Further Assurances. Borrower shall execute and deliver, or cause to be executed and delivered, to Administrative Agent such documents and agreements, and shall take or cause to be taken such actions, as Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

      Section 8.18. Proprietary Rights. Borrower shall provide Administrative Agent with an updated Schedule 7.15 at such time as the Borrower acquires any new trademarks, copyrights or patents or begins the application process therefor.

      Section 8.19. Reserved.

                                  ARTICLE IX
                              NEGATIVE COVENANTS
                              ------------------

      Section 9.1. Fundamental Changes. Neither Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization or consolidation, wind-up, liquidate or dissolve. Borrower will not change its name, jurisdiction of organization, organizational type or location of its chief executive office unless it gives the Administrative Agent at least forty-five (45) days prior written notice thereof and executes all documents that Administrative Agent reasonably requests in connection therewith.

      Section 9.2. Collateral Locations. Borrower will not maintain any Collateral at any location other than those locations listed on Schedule 7.11 unless it gives the Administrative Agent at least thirty (30) days prior written notice thereof and delivers or causes to be delivered to Administrative Agent all documents that Administrative Agent reasonably requests in connection therewith, including without limitation, in the case of any leased location, an access and waiver agreement, signed by the owner of such location, in form and substance satisfactory to Administrative Agent.

      Section 9.3. Use of Proceeds. Borrower will not use any proceeds of any Loan, directly or indirectly, for any purpose other than (a) on the Agreement Date, (i) to pay the Taxes listed on

LOAN AND SECURITY AGREEMENT - Page 37

Schedule 7.10 (which shall be paid at Borrower's direction directly to the taxing authority to whom such Taxes are owed, (ii) to pay transactional fees, costs and expenses incurred in connection with the Loan Documents and (iii) to refinance or pay off indebtedness for money borrowed incurred prior to the Agreement Date, and (b) on the Agreement Date and thereafter, for working capital in the ordinary course of Borrower's business. Borrower will not use any proceeds of any Loan, directly or indirectly, to purchase or carry margin stock, repay or otherwise refinance indebtedness incurred to purchase or carry Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

      Section 9.4. Business. Borrower and its Subsidiaries (i) will not engage, directly or indirectly, in any line of business other than the businesses in which Borrower and its Subsidiaries, respectively, are engaged on the Agreement Date, and (ii) will not make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business.

      Section 9.5. Debt. Neither Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than (a) the Obligations, (b) trade payables and contractual obligations to suppliers and customers arising in the ordinary course of business, (c) Debt described on Schedule 7.21, (d) purchase money secured Debt incurred to purchase Equipment, provided, that the aggregate amount of such Debt outstanding does not exceed $50,000 annually, and (e) Debt evidencing a refunding, renewal, or extension of Debt described in clause (d) preceding, provided, that (i) the principal amount thereof is not increased at the time of such renewal, refinancing, refunding, or extension, (ii) no Guarantor that is not an obligor or guarantor of such Debt as of the Agreement Date shall become an obligor or guarantor thereof and (iii) the terms of such refunding, renewal, or extension are no less favorable to Borrower than the original Debt.

      Section 9.6. Guaranties. Neither Borrower nor any of its Subsidiaries shall make, issue or be or become liable on any Guaranty, except in favor of Administrative Agent.

      Section 9.7. Liens. Neither Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens. Borrower will not enter into or become subject to any agreement whereby Borrower is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring, or suffering to exist, directly or indirectly, any Lien on any of its assets in favor of Administrative Agent or Lenders.

      Section 9.8. Disposition of Property. Neither Borrower nor any of its Subsidiaries will transfer, sell, assign, lease, license or otherwise dispose of any of its property, or agree to do any of the foregoing, except the (a) use of money or cash equivalents, not constituting proceeds of Collateral, in the ordinary course of business and in a manner that is not prohibited by this Agreement, (b) sale of Inventory in the ordinary course of business and (c) sale or other disposition of Equipment in the ordinary course of business that is obsolete or no longer useable by Borrower in its business, provided, that
(i) if such sale or disposition is made without replacement of such Equipment, or such Equipment is replaced by Equipment leased by Borrower, then Borrower shall deliver to Administrative Agent, for the account of Lenders, all net proceeds of any such sale or disposition for application to the Obligations or
(ii) if such sale or disposition is made in connection with the purchase by Borrower of replacement Equipment, then Borrower shall use the proceeds of such sale or disposition to purchase such replacement Equipment and shall deliver to Administrative Agent written evidence of the use of such proceeds for such purchase.

      Section 9.9. Sale and Leaseback. Neither Borrower nor any of its Subsidiaries shall directly or indirectly enter into any arrangement with any Person providing for Borrower or such Subsidiary to lease or rent property that Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

LOAN AND SECURITY AGREEMENT - Page 38

      Section 9.10. Distributions; Capital Contribution; Redemption. No Credit Party shall directly or indirectly declare or make, or incur any liability to make, any Distribution, except (i) Distributions to Borrower by its Subsidiaries, and (ii) Distributions by Borrower to holders of its Equity Interests not exceeding the liability of each such holder for income taxes solely attributable to Borrower's net income. No Credit Party will, directly or indirectly, make any capital contribution of any nature to or purchase, redeem, acquire or retire any share of the capital stock of or partnership or limited liability company interests in any Credit party (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Credit Party while any Loan or commitment hereunder is outstanding.

      Section 9.11. Restricted Investments. Neither Borrower nor any of its Subsidiaries shall make any Restricted Investment.

      Section 9.12. Reserved.

      Section 9.13. Transactions with Affiliates. Borrower will not engage in any transaction with any Affiliate except in the ordinary course of business and in amounts and upon terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a Person who is not an Affiliate.

      Section 9.14. New Subsidiaries. Borrower shall not organize, create or acquire any Subsidiary.

      Section 9.15. Financial Covenants.

            (a) The Fixed Charge Coverage Ratio for Borrower (i) as of the last day of any Fiscal Month of Borrower on or prior to April 30, 2012, calculated for the period beginning on March 31, 2011 and continuing through such test date, and (ii) as of the last day of any Fiscal Month of Borrower after April 30, 2012, calculated for the 12 completed Fiscal Months ending on such date of determination, shall not be less than the amount specified with respect to such month, as follows:

            Period Ending                           Fixed Charge Coverage Ratio
            -------------                           ---------------------------
            May 31, 2011                            - 0.52
            June 30, 2011                           - 0.60
            July 31, 2011                           - 0.86
            August 31, 2011                         - 0.51
            September 30, 2011                        0.00
            October 31, 2011                          0.33
            November 30, 2011                         0.67
            December 31, 2011                         0.93
            January 31, 2012                          0.83
            February 28, 2012                         0.94
            March 31, 2012                            1.02
            April 30, 2012                            1.10
            May 31, 2012                              1.15
            June 30, 2012                             1.30
            July 31, 2012 and thereafter              1.43

            (b) EBITDA for Borrower (i) as of the last day of any Fiscal Month of Borrower on or prior to April 30, 2012, calculated for the period beginning on March 31, 2011 and continuing through such test date, and (ii) as of the last day of any Fiscal Month of Borrower after April 30, 2012, calculated

LOAN AND SECURITY AGREEMENT - Page 39
for the 12 completed Fiscal Months ending on such date of determination, shall not be less than the amount specified with respect to such month, as follows:

            Period Ending                           Minimum EBITDA
            -------------                           --------------
            May 31, 2011                            - $   25,000
            June 30, 2011                           - $  150,000
            July 31, 2011                           - $  275,000
            August 31, 2011                         - $  185,000
            September 30, 2011                        $        0
            October 31, 2011                          $  150,000
            November 30, 2011                         $  335,000
            December 31, 2011                         $  500,000
            January 31, 2012                          $  625,000
            February 28, 2012                         $  735,000
            March 31, 2012                            $  840,000
            April 30, 2012                            $  940,000
            May 30, 2012                              $  950,000
            June 30, 2011                             $1,050,000
            July 31, 2012 and thereafter              $1,200,000

      Section 9.16. Fiscal Year. Borrower will not change its Fiscal Year used for financial reporting.

      Section 9.17. Impairment of Security Interest. Borrower will not take or fail to take any action which would in any manner impair the value or enforceability of Lender's security interest in any Collateral. Further, Borrower will not adjust, settle, compromise, amend or modify any of its rights in the Collateral (other than in the ordinary course of business).

      Section 9.18. Limitation on Credit Extensions. Borrower will not extend credit, make advances or make loans other than (a) customary trade and ordinary course extensions of credit and loans to customers buying goods, suppliers and services in the ordinary course of business, (b) receivables owing to Borrower created or acquired in the ordinary course of business, in each case, which extensions of credit, receivables and loans shall not be for longer periods than in the ordinary course of business and payable on customary trade terms of Borrower and (c) transactions permitted by Section 9.11.

      Section 9.19. Prohibited Contracts. Except as expressly provided for in the Loan Documents, neither Borrower nor any of its Subsidiaries will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower. Borrower will not amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender under or acquired pursuant to any Loan Document.

      Section 9.20. IRS Form 8821. Borrower shall not alter, amend, restate, withdraw, terminate, re-file or otherwise modify the IRS Form 8821 filed by Borrower pursuant to Section 6.1(a)(xix).

LOAN AND SECURITY AGREEMENT - Page 40

                                  ARTICLE X
                               EVENT OF DEFAULT
                               ----------------

      Section 10.1. Event of Default. Each of the following shall constitute an Event of Default under this Agreement:

            (a) any failure by Borrower to timely pay any of the Obligations when due;

            (b) any representation or warranty made or deemed made by Borrower in this Agreement or by Borrower or any of its Subsidiaries in any Loan Documents, any financial statement, or any information furnished by Borrower or such Subsidiary to Lenders or Administrative Agent shall be untrue in any material respect as of the date on which made, deemed made or furnished;

            (c) any noncompliance or breach of any requirements contained in:

                  (i) Sections 8.1 through 8.3, Sections 8.5 through 8.7, Sections 8.9, 8.11, 8.12, and 8.16, Section 9.1, or Sections 9.3 through 9.15;

                  (ii) Section 8.4, Sections 8.8, 8.17 and 8.18 Section 9.2, or Section 9.16 and any such failure continues for a period of five (5) days; or

                  (iii) any provision of the Loan  Documents  other than those listed in clauses (i) and (ii) preceding of this Section 10.1(c), and such failure continues for a period of twenty five (25) days after the earlier of Borrower's actual knowledge thereof or written or verbal notice thereof by Administrative Agent to Borrower;

            (d)   Borrower  or  any  of  its  Subsidiaries  shall  (i)  file a voluntary petition in bankruptcy or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts, or consent to or acquiesce in any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, custodian, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

            (e) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking relief under the Bankruptcy Code or seeking any reorganization, arrangement, consolidation or readjustment of the debts of Borrower or any of its Subsidiaries under any other bankruptcy or insolvency law;

            (f) a receiver, assignee, liquidator, custodian, trustee or similar officer shall be appointed for Borrower or any of its Subsidiaries or for all or any part of its property or a warrant of attachment, execution or similar process shall be issued against any part of the property of Borrower or any of its Subsidiaries;

            (g) Borrower or any of its Subsidiaries shall file a certificate of dissolution or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any action in furtherance thereof;

            (h) default shall occur with respect to any Debt for borrowed money (other than the Obligations) of the Borrower or any of its Subsidiaries in an outstanding principal amount which exceeds $75,000 and such default shall continue for more than the period of grace, if any, therein with respect thereto, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to

LOAN AND SECURITY AGREEMENT - Page 41
accelerate, or to permit the holder of any such Debt to accelerate, the maturity of any such Debt, or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

            (i) one or more judgments, orders, decrees or arbitration awards is entered against Borrower or any of its Subsidiaries involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) of $50,000 or more;

            (j) the filing or commencement of any attachment, sequestration, garnishment, execution or other Lien or action against or with respect to any Collateral;

            (k) any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected (for any reason other than the failure of Administrative Agent to file a financing statement or continuation thereof to maintain perfection) and prior to all other Liens (other than Permitted Liens that are expressly allowed to be prior pursuant to the Loan Documents) or is terminated, revoked or declared void, or any Loan
Document shall terminate (other than in accordance with its terms with the written consent of Administrative Agent) or become void or unenforceable, or the validity or enforceability of any Loan Document shall be contested by Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor or, without limiting the foregoing, the Letter of Credit, is contested or terminated (or any notice of termination thereof is sent to Administrative Agent) by the issuer thereof;

            (l) Administrative Agent at any time believes, in accordance with the standards prescribed by the UCC, that the prospect for payment or performance of the Obligations is impaired;

            (m)   the   occurrence   of  any  event  or   circumstance   which
Administrative Agent believes in its discretion has resulted or may result in a Material Adverse Effect; or

            (n)   a Change of Control occurs.

                                  ARTICLE XI
                             RIGHTS AND REMEDIES
                             -------------------

      Section 11.1. Obligations.

            (a) Upon the occurrence of any Event of Default described in Sections 10.1(d), 10.1(e), 10.1(f) or 10.1(g), this Agreement shall automatically and immediately terminate and all Obligations shall automatically become immediately due and payable without notice or demand of any kind.

            (b) If a Default or an Event of Default exists, Administrative Agent may do any one or more of the following at any time or times and in any order, without notice to or demand on Borrower: (i) reduce the Revolving Credit Limit, or the advance rates used in computing the Borrowing Base, and
(ii) restrict the amount of or refuse to make Loans.

            (c) If an Event of Default exists, Administrative Agent may do any one or more of the following, in addition to the actions described in clause (a) and clause (b) preceding, as applicable, at any time or times and in any order, without notice to or demand on Borrower: (i) terminate the Agreement, (ii) declare any or all Obligations to be immediately due and payable and (iii) pursue its other rights and remedies under the Loan Documents or otherwise under applicable law.

LOAN AND SECURITY AGREEMENT - Page 42

            (d) Administrative Agent may present the Letter of Credit for payment and apply the proceeds thereof to the Obligations, at any time in its sole discretion, whether or not a Default or Event of Default has occurred and remains in existence.

      Section 11.2. Collateral. If an Event of Default has occurred and is continuing, Administrative Agent shall have, in addition to all other rights of Administrative Agent, the rights and remedies of a secured party under the UCC. At any time when an Event of Default is in existence: (i) Administrative Agent may notify Account Debtors to make payment directly to Administrative Agent, for the account of Lenders, or to such address as Administrative Agent may specify, and enforce, settle or adjust Accounts, General Intangibles or Chattel Paper with Account Debtors or obligors thereon for amounts and upon terms which Administrative Agent considers appropriate, and in such case, Administrative Agent will credit the Obligations with only the net amounts received by Administrative Agent in payment thereof after deducting all Lender Expenses incurred or expended in connection therewith; (ii) Administrative Agent may cause the Pledged Cash Collateral to be applied to the Obligations, without prior notice; (iii) Administrative Agent may take possession of the Collateral and keep it on Borrower's premises or remove all or any part of it to another location selected by Administrative Agent; (iv) on request by Administrative Agent, Borrower will, at Borrower's cost, assemble the Collateral and make it available to Administrative Agent at a place reasonably convenient to Administrative Agent; and (v) Administrative Agent may sell or otherwise dispose of any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Administrative Agent deems appropriate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Administrative Agent will give Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. For this purpose, it is agreed that at least five (5) days notice of the time of sale or other intended disposition of the Collateral delivered in accordance with
Section 14.6 shall be deemed to be reasonable notice in conformity with the UCC. Administrative Agent may adjourn or otherwise reschedule any public sale by announcement at the time and place specified in the notice of such public sale, and such sale may be made at the time and place as so announced without necessity of further notice. Administrative Agent shall not be obligated to sell or dispose of any Collateral, notwithstanding any prior notice of intended disposition. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given in reduction of the Obligations until Administrative Agent receives payment in cash, and if any such buyer defaults in payment, Administrative Agent may resell the Collateral without further notice to Borrower. In the event Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, Borrower waives the posting of any bond, surety or security with respect thereto which might otherwise be required. Borrower agrees that Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. Administrative Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks in completing production of, advertising or selling any Collateral, and Borrower's rights under all licenses shall inure to Administrative Agent's benefit for such purpose. The proceeds of any sale or disposition of Collateral shall be applied first to all expenses of sale, including reasonable attorneys' fees, and then to the Obligations. Borrower shall remain liable for any deficiency.

      Section 11.3. Injunctive Relief. All cash proceeds of Collateral from time to time existing, including without limitation collections and payments of Accounts, whether consisting of cash, checks or other similar items, at all times shall be subject to an express trust for the benefit of Administrative Agent. All such proceeds shall be subject to Administrative Agent's Liens. Except as may be specifically allowed otherwise by this Agreement, Borrower is expressly prohibited from using, spending, retaining or otherwise exercising any dominion over such proceeds. Borrower acknowledges and agrees that an action for damages against Borrower for any breach of such prohibitions shall not be an adequate remedy at law. In the event of any such breach, Borrower agrees to the fullest extent allowed by law that

LOAN AND SECURITY AGREEMENT - Page 43

Administrative Agent shall be entitled to injunctive relief to restrain such breach and require compliance with the requirements of this Agreement.

      Section 11.4. Setoff. Borrower irrevocably authorizes Administrative Agent and/or Lenders to charge any account of Borrower maintained with Administrative Agent or Lenders with such amount as may be necessary from time to time to pay any Obligations when due. Borrower agrees that Administrative Agent and Lenders shall have a contractual right to setoff any and all deposits or other sums at any time credited by or due from Administrative Agent or Lenders to Borrower against any part of the Obligations.

                                 ARTICLE XII
                             TERM AND TERMINATION
                             --------------------

      Section 12.1. Term and Termination. Administrative Agent may terminate this Agreement without notice at any time on or after the continuation of an Event of Default. Upon the effective date of termination of this Agreement for any reason, Lenders' obligation to make Loans shall automatically terminate and all Obligations shall become immediately due and payable in full. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid in cash and performed in full, Borrower shall remain bound by the terms of this Agreement and Administrative Agent and Lenders shall retain all rights and remedies under the Loan Documents.

                                 ARTICLE XIII
                             ADMINISTRATIVE AGENT
                             --------------------

      Section 13.1. Appointment and Authority. Each Lender hereby irrevocably appoints NewStar Business Credit, LLC to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XIII are solely for the benefit of Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

      Section 13.2. Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

            (b)   shall not have any duty to take any discretionary  action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders; provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

LOAN AND SECURITY AGREEMENT - Page 44

      Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or as Administrative Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to Administrative Agent by Borrower or Required Lenders.

      Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

      Section 13.3. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of the Lenders, Administrative Agent may presume that such condition is satisfactory to all Lenders (i) if such condition is satisfactory to Required Lenders, or (ii) unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      Section 13.4. Non-Reliance on Administrative Agent and other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      Section 13.5. Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

LOAN AND SECURITY AGREEMENT - Page 45

      Section 13.6. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under the Loan Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate
Obligations owed to it, taking into account all distributions made by Administrative Agent under Section 4.7, causes such Lender Party to have received more than it would have received had such payment been received by Administrative Agent and distributed pursuant to Section 4.7, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 4.7, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Administrative Agent and all Lender Parties share all payments of Obligations as provided in Section 4.7; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a tribunal order to be paid on account of the possession of such funds prior to such recovery.

      Section 13.7. Investments. Whenever Administrative Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Administrative Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Administrative Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Administrative Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Administrative Agent is otherwise required to invest funds pending distribution to Lender Parties, Administrative Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Administrative Agent for distribution to Lender Parties (other than to the Person who is Administrative Agent in its separate capacity as a Lender Party) shall be held by Administrative Agent pending such distribution solely as Administrative Agent for such Lender Parties, and Administrative Agent shall have no equitable title to any portion thereof.

      Section 13.8. Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Lenders shall have the right to appoint a successor. If no such successor shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent provided that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as the Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's

LOAN AND SECURITY AGREEMENT - Page 46
appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 14.5 and 14.10 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      Section 13.9. Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      Section 13.10. Collateral Matters.

            (a) The Lenders hereby irrevocably authorize Administrative Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Administrative Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower or its Subsidiaries owned no interest at the time the Administrative Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Administrative Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Administrative Agent or Borrower at any time, the Lenders will confirm in writing Administrative Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 13.10; provided, however, that (1) Administrative Agent shall not be required to execute any document necessary to evidence such release on terms that, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (b) Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the Administrative Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent

LOAN AND SECURITY AGREEMENT - Page 47
pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

      Section 13.11. Agency for Perfection. Administrative Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Administrative Agent's Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent's request therefor shall deliver possession or control of such Collateral to Administrative Agent or in accordance with Administrative Agent's instructions.

      Section 13.12. Concerning the Collateral and Related Loan Documents. Each Lender Party authorizes and directs Administrative Agent to enter into this Agreement and the other Loan Documents. Each Lender Party agrees that any action taken by Administrative Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Administrative Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

                                 ARTICLE XIV
                                MISCELLANEOUS
                                -------------

      Section 14.1. Waivers & Amendments. No waiver or amendment of any provision of any Loan Document and no consent to any departure therefrom shall be effective unless it is in writing and signed as provided below in this section, and then such waiver, amendment or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is a Borrower, by such Borrower, (ii) if such party is Administrative Agent, by Administrative Agent and (iii) if such party is a Lender, by such Lender or by Administrative Agent on behalf of Lenders with the written consent of Required Lenders; provided, however, that with respect to any Lender that is an Affiliate of Administrative Agent and for which Administrative Agent acts as servicer, the Administrative Agent may act on such Lender's behalf. Notwithstanding the foregoing or anything to the contrary herein, Administrative Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) increase the maximum amount which such Lender is committed hereunder to lend, (2) reduce any principal, interest or fees payable to such Lender hereunder, (3) extend the Maturity Date or postpone any date fixed for any payment of any such fees, principal or interest, (4) amend the definition herein of "Required Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Administrative Agent, Lenders or any of them to take any particular action under the Loan Documents, (5) release any Borrower from its obligation to pay such Lender's Obligations, (6) release all or substantially all of the Collateral, except for such releases relating to sales or dispositions of property permitted by the Loan Documents, or (7) amend this Section 14.1.

      Section 14.2. Severability. The illegality or unenforceability of any provision of any Loan Document shall not in any way affect or impair the legality or enforceability of the remaining provisions thereof.

LOAN AND SECURITY AGREEMENT - Page 48

      Section 14.3. Governing Law; Venue.

            (a) This Agreement and the other Loan Documents shall be governed and construed in accordance with the laws of the State of Texas without regard to its conflicts of law principles.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO VENUE ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTWITHSTANDING THE FOREGOING, ADMINISTRATIVE AGENT AND EACH LENDER SHALL EACH HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AS ADMINISTRATIVE AGENT OR LENDERS, AS THE CASE MAY BE, DEEMS NECESSARY OR APPROPRIATE IN ORDER TO EXERCISE REMEDIES WITH RESPECT TO THE COLLATERAL.

      Section 14.4. Waiver of Jury Trial. Borrower, Administrative Agent and Lenders each irrevocably waives its respective right to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any kind brought by either against the other, whether with respect to contract claims, tort claims, or otherwise. Borrower, Administrative Agent and Lenders each agrees that any such claim or cause of action shall be tried by a court without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or the other Loan Documents or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement and the other Loan Documents, whether or not specifically set forth therein.

      Section 14.5. Fees and Expenses. Borrower agrees to pay to Administrative Agent and Lenders, on demand, all costs, fees and expenses that Administrative Agent or Lenders, as the case may be, pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, perfection and termination of this Agreement or any of the other Loan Documents, including: (a) reasonable attorneys fees and costs for preparation, negotiation and closing of the Loan Documents and any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby, (b) ongoing administration of the Loan Documents, including without limitation, reasonable attorneys fees and costs incurred in consultation with attorneys, (c) costs and expenses of lien and title searches, (d) taxes, fees and other charges for filing financing statements and other actions to perfect, protect and continue Administrative Agent's Liens, (e) sums paid or incurred to pay any amount or take any action required of Borrower under the Loan Documents that Borrower fails to pay or take, (f) costs of appraisals, inspections and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and Borrower's operations by Administrative Agent, (g) costs and expenses of disbursing Loans and administering cash management of Collateral proceeds, including collection accounts and lock-boxes, (h) costs and expenses of preserving and protecting the Collateral, (i) costs, fees and expenses, including reasonable attorneys fees and costs, paid or incurred to enforce Administrative Agent's Liens, sell or dispose of the Collateral, and obtain payment of the Obligations and (j) costs and expenses, including reasonable attorneys fees and

LOAN AND SECURITY AGREEMENT - Page 49
costs, paid or incurred to defend any claims made or threatened against Administrative Agent or Lenders arising out of the transactions contemplated by the Loan Documents (all such costs, expenses and fees described in this Section 14.5, the "Lender Expenses"). The foregoing shall not limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower.

      Section 14.6. Notices. Except as otherwise expressly provided in any Loan Document, all notices, demands and requests that any party is required to give to any other party shall be in writing and shall become effective (a) upon personal delivery, (b) three (3) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) when properly transmitted by telecopy, in each case addressed to the party to be notified as follows:

            If to Administrative Agent:

            NewStar Business Credit, LLC
            8080 North Central Expressway, Suite 800
            Dallas, Texas  75206
            Fax No.: (214) 242-5840
            Attention:  Portfolio Manager, URGENT

            with a copy (which shall not constitute notice) to:

            HUNTON & WILLIAMS LLP
            1445 Ross Avenue, Suite 3700
            Dallas, Texas 75202
            Fax No.:  (214) 740-7122
            Attention:  Daniel C. Garner, Esq.

            If to a Lender: To the address set forth below such Lender's name on Schedule 1.1 hereto

            If to Borrower:

            Huntleigh USA Corporation
            10332 Old Olive Street Road
            St. Louis, Missouri 63141
            Fax No.: (314) 447-5106
            Attention:  Donna Shores

            with a copy (which shall not constitute notice) to:

            McLaughlin & Stern, LLP
            260 Madison Avenue, 18th Floor
            New York, New York 10016
            Fax No.:  (212) 448-6277
            Attention:  David W. Sass, Esq.

or to such other address as each party may designate for itself by like notice.

      Section 14.7. Waiver of Notices. Unless otherwise expressly provided in any Loan Document, Borrower hereby waives presentment and notice of demand or dishonor and protest, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on Borrower which

LOAN AND SECURITY AGREEMENT - Page 50

Administrative Agent or Lenders may elect to give shall entitle Borrower to any or further notice or demand in the same, similar or other circumstances.

      Section 14.8. Non-applicability of Chapter 15 of Texas Credit Code. Chapter 15 of the Texas Credit Code shall not be applicable to this Agreement or the Loans.

      Section 14.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrower, Administrative Agent and Lenders and their respective representatives, successors, and assigns, provided, that no interest herein may be assigned, and no obligation may be delegated, by Borrower without prior written consent of Administrative Agent. The rights and benefits of Administrative Agent and Lenders under the Loan Documents shall inure to any Person acquiring any interest in the Obligations, unless otherwise agreed by Administrative Agent, Lenders and any such Person.

      Section 14.10. Indemnity of Lenders and Administrative Agent by Borrower. Borrower agrees to defend, indemnify and hold each Indemnified Person harmless from and against any and all Indemnified Claims, provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely and directly from the willful misconduct or gross negligence of such Indemnified Person. The agreements in this shall survive any termination of this Agreement or payment of all other Obligations.

      Section 14.11. Limitation of Liability. No claim may be made by Borrower against Administrative Agent and/or Lenders or any of their Affiliates, directors, officers, members, managers, employees or agents for any special, indirect, consequential, exemplary or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      Section 14.12. Continuing Rights of Lenders in Respect of Obligations. In the event any amount from time to time applied in reduction of the Obligations is subsequently set aside, avoided, declared invalid or recovered by Borrower or any trustee or in bankruptcy, or in the event any Lender is otherwise required to refund or repay any such amount pursuant to any applicable law, then the Obligations shall automatically be deemed to be revived and increased to the extent of such amount and the same shall continue to be secured by the Collateral as if such amount had not been so applied.

      Section 14.13. Assignments.

            (a) Lenders may at any time sell, assign, grant participations in, delegate or otherwise transfer to any other Person (an "Assignee") all or part of the rights and duties of a Lender under this Agreement and the other Loan Documents. To the extent indicated in any document, instrument or agreement so selling, assigning, granting participations in, or otherwise transferring to an Assignee such rights and/or duties, (i) the Assignee shall acquire all of such Lender's rights under the Agreement and the other Loan documents and (ii) the Assignee shall be deemed to be the "Lender" under this Agreement and the other Loan Documents with the authority to exercise such rights in the capacity of Lender. Borrower hereby authorizes each Lender to disseminate any information it has pertaining to the Obligations, including without limitation, complete and current credit information on the Borrower, each Guarantor and any of their principals to any Assignee or prospective Assignee. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the Assignee and that the Assignee shall be considered to be a Lender hereunder. The Lenders may at any time (a) pledge the Obligations held by it or create a security interest in all or any portion of its rights

LOAN AND SECURITY AGREEMENT - Page 51
under this Agreement or the other Loan Documents in favor of any Person; provided, however, that (i) no such pledge or grant of security interest to any Person shall release a Lender from its obligations hereunder or under any other Loan Document and (ii) the acquisition of title to the Lender's Obligations pursuant to any foreclosure or other exercise of remedies by such Person shall be subject to the provisions of this Agreement and the other Loan Documents in all respects.

            (b) Except as otherwise provided herein, a Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans or other
Obligations owed to such Lender. Such Lender may furnish any information concerning Borrower from time to time to Assignees and participants and to any Affiliate of such Lender or its parent company.

      Section 14.14. Confidentiality. Borrower agrees, and agrees to cause each of its Affiliates, (i) not to transmit or disclose any provision of any Loan Document to any Person (other than to Borrower's advisors and officers on a need-to-know basis, or as required by Applicable Law) without Administrative Agent's prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Borrower agrees to submit to Administrative Agent and Administrative Agent reserves the right to review and approve all materials that Borrower or any of its Affiliates prepares that contain any Lender Party's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any of its Affiliates to, use any Lender Party's name (or the name of any of their Affiliates) in connection with any of its business operations, including without limitation, advertising, marketing or press releases or such other similar purposes, without such Lender Party's prior written consent (except as required by applicable law). Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its Affiliates to contract on behalf of any Lender Party.

      Section 14.15. Acceptance and Performance. This Agreement shall become effective only upon acceptance by Lenders and by Administrative Agent at its office in Dallas, Dallas County, Texas. The Obligations are payable at Administrative Agent's offices in Dallas, Dallas County, Texas.

      Section 14.16. Schedules. All Schedules referenced herein and attached hereto are incorporated in this Agreement and made a part hereof for all purposes.

      Section 14.17. Counterparts. This Agreement may be executed in any number of counterparts, and signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. A telecopy of any such executed counterpart signature page shall be deemed valid as an original.

      Section 14.18. Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and may not be construed to modify, enlarge or restrict any provision of this Agreement.

      Section 14.19. Partial Release of Letter of Credit. Agent agrees to surrender or otherwise terminate the Letter of Credit upon Borrower's written request at any time following (and conditioned upon) satisfaction of each of the following conditions: (a) timely completion of the "Migration Plan" and occurrence of the "Commencement Date", as each such term is defined by the Services Agreement, (b) delivery of Borrower's financial statements required by Section 8.4(b) for the Fiscal Month ending August 31, 2011, and the accompanying Compliance Certificate required by Section 8.6, therein demonstrating compliance by Borrower with the requirements of Section 9.15 and
(c) no Default or Event of Default has occurred.

LOAN AND SECURITY AGREEMENT - Page 52

This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                           Remainder of page blank

                              Signatures follow

LOAN AND SECURITY AGREEMENT - Page 53

      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Agreement Date.

                                    HUNTLEIGH USA CORPORATION, as Borrower

                                    By:   /s/ Richard Sporn
                                       --------------------------------------
                                          Richard Sporn, President


                                    NEWSTAR BUSINESS CREDIT, LLC, as
                                    Administrative Agent, Swing Lender and as a Lender

                                    By:   /s/ Greg Gentry
                                       --------------------------------------
                                          Greg Gentry, Senior Vice President

LOAN AND SECURITY AGREEMENT - Page 54